Exhibit 99.2

M anagement’s Report on Internal Control Over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended).

Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework.

Based on our assessment, management determined that, as of December 31, 2006, the Company’s internal control over financial reporting was effective.

The Company’s Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, has issued an integrated audit report that includes the firm’s report on our assessment of the effectiveness of the Company’s internal control over financial reporting. Such audit report begins on page 3.

/s/ David T. Brown	Date March 14, 2007
David T. Brown,
President and Chief Executive Officer

/s/ Michael H. Thaman	Date March 14, 2007
Michael H. Thaman,
Chairman of the Board and Chief Financial Officer

R eport of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Owens Corning:

We have completed an integrated audit of Owens Corning’s 2006 consolidated financial statements and of its internal control over financial reporting as of December 31, 2006 in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audit, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, the accompanying consolidated balance sheet and the related statements of income (loss), stockholders’ equity (deficit) and cash flows present fairly, in all material respects, the financial position of Owens Corning and its subsidiaries (Successor Company or the Company) at December 31, 2006 and the results of their operations and their cash flows for the period from November 1, 2006 to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing on page 74 for the two month period ended December 31, 2006 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Notes 1 and 3 to the consolidated financial statements, the United States Bankruptcy Court for the District of Delaware confirmed Owens Corning Sales, LLC’s (formerly known as Owens Corning) (Predecessor Company) Sixth Amended Joint Plan of Reorganization (the “Plan”) on September 28, 2006. Confirmation of the Plan resulted in the discharge of certain claims against the Predecessor Company that arose before September 28, 2006 and substantially alters rights and interests of equity security holders as provided for in the Plan. The Plan was substantially consummated on October 31, 2006 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh-start accounting as of November 1, 2006.

As of November 1, 2006, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132R.”

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in Management’s Report on Internal Control Over Financial Reporting appearing on page 2, that the Company maintained effective internal control over financial reporting as of December 31, 2006 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control – Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

March 13, 2007, except for Note 26, as to which the date is April 12, 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Owens Corning:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income (loss), stockholders’ equity (deficit) and cash flows present fairly, in all material respects, the financial position of Owens Corning and its subsidiaries (Predecessor Company or the Company) at December 31, 2005 and the results of their operations and their cash flows for the period from January 1, 2006 to October 31, 2006, and for each of the two years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing on page 74 for each of the two years in the period ended December 31, 2005 and for the ten month period ended October 31, 2006 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 1 and 3 to the consolidated financial statements, the Company filed a petition on October 5, 2000 with the United States Bankruptcy Court for the District of Delaware for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company’s Sixth Amended Joint Plan of Reorganization was substantially consummated on October 31, 2006 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh-start accounting.

/s/ PricewaterhouseCoopers LLP

Toledo, Ohio

March 13, 2007, except for Note 26, as to which the date is April 12, 2007

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions, except per share data)

NET SALES	$909	$5,552	$6,323	$5,675
COST OF SALES	799	4,596	5,165	4,649

Gross margin	110	956	1,158	1,026

OPERATING EXPENSES
Marketing and administrative expenses	92	445	565	530
Science and technology expenses	30	50	58	47
Restructure costs	27	12	—	—
Chapter 11 related reorganization items	10	45	45	54
Provision (credit) for asbestos litigation claims (recoveries) – Owens Corning	—	—	3,365	(24)
Provision (credit) for asbestos litigation claims (recoveries) – Fibreboard	—	(13)	902	—

Employee emergence equity program	6	—	—	—

(Gain) loss on sale of fixed assets and other	5	(76)	(34)	(8)

Total operating expenses	170	463	4,901	599

INCOME (LOSS) FROM OPERATIONS	(60)	493	(3,743)	427

Interest expense (income), net	29	241	739	(12)
Gain on settlement of liabilities subject to compromise	—	(5,864)	—	—

Fresh-start accounting adjustments	—	(3,049)	—	—

INCOME (LOSS) BEFORE INCOME TAXES	(89)	9,165	(4,482)	439

Income tax expense (benefit)	(28)	1,025	(387)	227

INCOME (LOSS) BEFORE MINORITY INTEREST AND EQUITY IN NET INCOME (LOSS) OF AFFILIATES	(61)	8,140	(4,095)	212

Minority interest and equity in net loss of affiliates	(4)	—	(4)	(8)

NET INCOME (LOSS)	$(65)	$8,140	$(4,099)	$204

NET INCOME (LOSS) PER COMMON SHARE
Basic net income (loss) per share	$(0.51)	$147.20	$(74.08)	$3.68

Diluted net income (loss) per share	$(0.51)	$135.89	$(74.08)	$3.40

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING AND COMMON EQUIVALENT SHARES DURING THE PERIOD (in millions)
Basic	128.1	55.3	55.3	55.3

Diluted	128.1	59.9	55.3	59.9

The accompanying notes to consolidated financial statements are an integral part of this statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

	Successor 2006	Predecessor 2005
	(In millions)
ASSETS

CURRENT

Cash and cash equivalents	$1,089	$1,559
Receivables, less allowances of $26 million and $18 million in 2006 and 2005	573	608
Inventories	749	477
Restricted cash – disputed distribution reserve	85	—
Other current assets	56	61

Total current	2,552	2,705

OTHER
Restricted cash – asbestos and insurance related	—	189
Restricted cash, securities, and other – Fibreboard	—	1,433
Deferred income taxes	549	1,432
Pension-related assets	8	471
Goodwill	1,313	215
Intangible assets	1,298	11
Investments in affiliates	97	77
Other noncurrent assets	132	190

Total other	3,397	4,018

PROPERTY, PLANT AND EQUIPMENT, at cost
Land	188	85
Buildings and leasehold improvements	470	796
Machinery and equipment	1,732	3,346

Construction in progress	171	177

	2,561	4,404
Accumulated depreciation	(40)	(2,392)

Net property, plant and equipment	2,521	2,012

TOTAL ASSETS	$8,470	$8,735

The accompanying notes to consolidated financial statements are an integral part of this statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005 (continued)

	Successor	Predecessor
	2006	2005
	(In millions)
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT
Accounts payable and accrued liabilities	$1,081	$1,026
Accrued interest	39	741
Short-term debt	1,401	6
Long-term debt – current portion	39	13

Total current	2,560	1,786

LONG-TERM DEBT	1,296	36

OTHER
Pension plan liability	312	684
Other employee benefits liability	325	410
Other	247	199

Total other	884	1,293

LIABILITIES SUBJECT TO COMPROMISE	—	13,520

COMPANY-OBLIGATED SECURITIES OF ENTITIES HOLDING SOLELY PARENT DEBENTURES – SUBJECT TO COMPROMISE	—	200

COMMITMENTS AND CONTINGENCIES (Note 20)

MINORITY INTEREST	44	47

STOCKHOLDERS’ EQUITY (DEFICIT)
Successor preferred stock, par value $.01 per share; 10 shares authorized; none issued	—	—
Successor common stock, par value $.01 per share; 400 shares authorized; 130.8 shares (including 28.2 shares issued January 4, 2007) issued and outstanding	1	—
Predecessor common stock, par value $.10 per share; authorized 100 shares; 55.3 shares issued and outstanding	—	6
Additional paid in capital	3,733	692
Accumulated deficit	(65)	(8,546)
Accumulated other comprehensive income (loss)	17	(299)

Total stockholders’ equity (deficit)	3,686	(8,147)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$8,470	$8,735

The accompanying notes to consolidated financial statements are an integral part of this statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In millions)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Par Value
Balance at December 31, 2003	55.3	$6	$690	$(4,651)	$(373)	$(4,328)
Comprehensive income:
Net income	—	—	—	204	—	204
Currency translation adjustment	—	—	—	—	70	70
Minimum pension liability adjustment (net of tax of $13 million)	—	—	—	—	(25)	(25)
Deferred loss on hedging transaction (net of tax of $1 million)	—	—	—	—	(4)	(4)
Other	—	—	—	—	1	1

Total comprehensive income						246
Stock-based compensation	—	—	2	—	—	2

Balance at December 31, 2004	55.3	$6	$692	$(4,447)	$(331)	$(4,080)

Comprehensive income:
Net loss	—	—	—	(4,099)	—	(4,099)
Currency translation adjustment	—	—	—	—	(19)	(19)
Minimum pension liability adjustment (net of tax of $13 million)	—	—	—	—	35	35
Deferred gains on hedging transaction (net of tax of $6 million)	—	—	—	—	17	17
Other	—	—	—	—	(1)	(1)

Total comprehensive income						(4,067)

Balance at December 31, 2005	55.3	$6	$692	$(8,546)	$(299)	$(8,147)

Comprehensive income:
Net income	—	—	—	8,140	—	8,140
Currency translation adjustment	—	—	—	—	33	33
Minimum pension liability adjustment (net of tax of $3 million)	—	—	—	—	(5)	(5)
Deferred losses on hedging transaction (net of tax of $9 million)	—	—	—	—	(21)	(21)
Other	—	—	—	—	2	2

Total comprehensive income						8,149
Extinguishment of old common stock	(55.3)	(6)	—	—	—	(6)
Fresh-start elimination of equity	—	—	(692)	406	290	4

Balance at October 31, 2006 – Predecessor	—	$—	$—	$—	$—	$—

Issuance of Successor company stock	128.1	$1	$3,727	—	—	—

Balance at October 31, 2006 – Successor	128.1	$1	$3,727	$—	$—	$3,728

Comprehensive income:
Net loss	—	—	—	(65)	—	(65)
Currency translation adjustment	—	—	—	—	2	2
Pension and other postretirement adjustment (net of tax of $12 million)	—	—	—	—	20	20
Deferred loss on hedging transaction (net of tax of $3 million)	—	—	—	—	(5)	(5)

Total comprehensive income						(48)
Issuance of restricted stock	2.7	—	—	—	—	—
Stock-based compensation	—	—	6	—	—	6

Balance at December 31, 2006	130.8	$1	$3,733	$(65)	$17	$3,686

The accompanying notes to consolidated financial statements are an integral part of this statement.

OWENS CORNING AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
NET CASH FLOW FROM OPERATIONS
Net income (loss)	$(65)	$8,140	$(4,099)	$204
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Provision for asbestos litigation claims	—	21	4,277	—
Depreciation and amortization	69	209	234	235
Gain on sale of fixed assets	—	(61)	(14)	(5)
Impairment of fixed assets	—	2	8	7
Change in deferred income taxes	(48)	208	(467)	133
Provision for pension and other employee benefits liabilities	8	83	113	120
Provision for post-petition interest/fees on pre-petition obligations	—	247	735	—
Fresh-start accounting adjustments, net of tax	—	(2,243)	—	—
Gain on settlement of liabilities subject to compromise	—	(5,864)	—	—
Employee emergence equity program	6	—	—	—
Restricted cash	(85)	—	—	—
Payments related to Chapter 11 filings	(131)	—	—	—
Payment of interest on pre-petition debt	(31)	(944)	—	—
Payment to 524(g) Trust	—	(1,250)	—	—
(Increase) decrease in receivables	185	(78)	(94)	(23)
(Increase) decrease in inventories	97	(103)	(42)	(42)
(Increase) decrease in prepaid and other assets	1	(36)	7	(3)
Increase (decrease) in accounts payable and accrued liabilities	30	(107)	160	88
Proceeds from insurance for asbestos litigation claims, excluding Fibreboard	—	18	10	24
Pension fund contribution	(6)	(43)	(49)	(231)
Payments for other employee benefits liabilities	(4)	(23)	(29)	(34)
Increase in restricted cash – asbestos and insurance related	—	(17)	(1)	(22)
Increase in restricted cash, securities, and other – Fibreboard	—	(70)	(15)	(23)
Other	(11)	8	12	21

Net cash flow from operations	15	(1,903)	746	449

NET CASH FLOW FROM INVESTING
Additions to plant and equipment	(77)	(284)	(288)	(232)
Investment in subsidiaries and affiliates, net of cash acquired	—	(47)	(14)	(96)
Proceeds from the sale of assets or affiliates	—	82	19	8

Net cash flow from investing	(77)	(249)	(283)	(320)

NET CASH FLOW FROM FINANCING
Payment of equity commitment fees	—	(115)	—	—
Proceeds from long-term debt	5	21	9	—
Payments on long-term debt	(5)	(13)	(31)	(21)
Net increase (decrease) in short-term debt	1	3	(6)	—
Payments to pre-petition lenders	(55)	(1,461)	—	—
Proceeds from issuance of bonds	—	1,178	—	—
Proceeds from issuance of new stock	—	2,187	—	—
Debt issuance costs	—	(10)	—	—
Net decrease in liabilities subject to compromise	—	—	(3)	(5)
Other	—	2	1	2

Net cash flow from financing	(54)	1,792	(30)	(24)

Effect of exchange rate changes on cash	—	6	1	15

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(116)	(354)	434	120
Cash and cash equivalents at beginning of period	1,205	1,559	1,125	1,005

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,089	$1,205	$1,559	$1,125

DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for income taxes	$8	$50	$51	$38
Cash paid during the period for interest expense	$35	$951	$6	$9

The accompanying notes to consolidated financial statements are an integral part of this statement.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    RESTRUCTURING UPON EMERGENCE FROM CHAPTER 11 PROCEEDINGS

Restructuring

Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) was initially formed on July 21, 2006 as a wholly-owned subsidiary of Owens Corning Sales, LLC (formerly known as Owens Corning) (“OCD”) and did not conduct significant operations prior to October 31, 2006, when OCD and 17 of its subsidiaries emerged from Chapter 11 bankruptcy proceedings as described more fully below. As part of a restructuring that was conducted in connection with OCD’s emergence from bankruptcy, on October 31, 2006, Owens Corning became a holding company and the ultimate parent company of OCD and the other Owens Corning companies.

Unless the context requires otherwise, the terms “Owens Corning”, “Company”, “we” and “our” in this report refer to Owens Corning (formerly known as Owens Corning (Reorganized) Inc.) and its subsidiaries. The financial information set forth in this report, unless otherwise expressly set forth or as the context otherwise indicates, reflects the consolidated results of operations and financial condition of Owens Corning and its subsidiaries for the periods following October 31, 2006 (“Successor”), and of OCD and its subsidiaries for the periods through October 31, 2006 (“Predecessor”).

Emergence from Chapter 11 Proceedings

BACKGROUND

On October 5, 2000 (the “Petition Date”), OCD and the 17 United States subsidiaries listed below (collectively with OCD, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “USBC”):

CDC Corporation	Integrex Testing Systems LLC
Engineered Yarns America, Inc.	HOMExperts LLC
Falcon Foam Corporation	Jefferson Holdings, Inc.
Integrex	Owens-Corning Fiberglas Technology, Inc.
Fibreboard Corporation	Owens Corning HT, Inc.
Exterior Systems, Inc.	Owens-Corning Overseas Holdings, Inc.
Integrex Ventures LLC	Owens Corning Remodeling Systems, LLC
Integrex Professional Services LLC	Soltech, Inc.
Integrex Supply Chain Solutions LLC

Until October 31, 2006, when the Debtors emerged from bankruptcy, the Debtors operated their businesses as debtors-in-possession in accordance with the Bankruptcy Code. The Chapter 11 cases of the Debtors (collectively, the “Chapter 11 Cases”) were jointly administered under Case No. 00-3837 (JKF). The Debtors filed for relief under Chapter 11 to address the growing demands on cash flow resulting from the multi-billion dollars of asbestos claims that had been asserted against OCD and Fibreboard Corporation (“Fibreboard”).

Under the terms of the Debtors’ confirmed Plan and the Confirmation Order (as each such term is defined below), asbestos personal injury claims against each of OCD and Fibreboard will be administered, and distributions on account of such claims will be made, exclusively from the 524(g) Trust that has been established and funded pursuant to the Plan. In addition, all asbestos property damage claims against OCD or Fibreboard either (i) have been resolved, (ii) pursuant to the Plan, will be resolved along with certain other unsecured claims for an aggregate amount within the Company’s Non-Tax Bankruptcy Reserve (defined below under “Distributions Pursuant to the Plan”) at December 31, 2006, or (iii) are barred pursuant to the Plan and Confirmation Order. Accordingly, other than the limited number and value of property damage claims being resolved pursuant to clause (ii) above, the Company has no further asbestos liabilities.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.    RESTRUCTURING UPON EMERGENCE FROM CHAPTER 11 PROCEEDINGS (continued)

CONFIRMED PLAN OF REORGANIZATION

Following a Confirmation Hearing on September 18, 2006, the USBC entered an Order on September 26, 2006 (the “Confirmation Order”), confirming the Debtors’ Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-In-Possession (as Modified) (the “Plan”), and the Findings of Fact and Conclusions of Law Regarding Confirmation of the Sixth Amended Joint Plan of Reorganization for Owens Corning and Its Affiliated Debtors and Debtors-in-Possession (the “Findings of Fact and Conclusions of Law”). On September 28, 2006, the United States District Court for the District of Delaware (the “District Court”) entered an order affirming the Confirmation Order and the Findings of Fact and Conclusions of Law. Pursuant to the Confirmation Order, the Plan became effective in accordance with its terms on October 31, 2006 (the “Effective Date”).

CONSUMMATION OF THE PLAN

Distributions Pursuant to the Plan

Since the Effective Date, the Company has substantially consummated the various transactions contemplated under the confirmed Plan. In particular, as of January 4, 2007, the Company has made substantially all of the distributions of cash, stock and warrants that have been required to be made under the Plan by such date to creditors and other parties with allowed claims or interests, including the following Plan distributions:

-	On the Effective Date, in accordance with the Plan, Owens Corning paid (i) $1.25 billion in cash to the 524(g) Trust (defined below), and (ii) approximately $2.405 billion in cash (calculated as of October 31, 2006) to holders of debt under OCD’s pre-petition bank credit facility. In addition, the assets of the Fibreboard Settlement Trust (a trust funded by insurance proceeds to pay the costs of resolving Fibreboard asbestos-related liabilities), in the amount of approximately $1.5 billion, were also contributed to the 524(g) Trust.

-	On or after the Effective Date, pursuant to the Plan, Owens Corning distributed (1) 72.9 million shares of common stock in accordance with a rights offering and related backstop commitment, (2) approximately 27.0 million shares of common stock to holders of pre-petition bonds, and (3) approximately 17.5 million Series A Warrants to holders of certain subordinated claims and approximately 7.8 million Series B Warrants to holders of OCD common stock, respectively.

-	On and after December 15, 2006 (which was the initial distribution date under the Plan), Owens Corning made initial distributions of approximately $217 million of the approximately $310 million in cash payable to certain general unsecured creditors pursuant to the Plan.

-	On January 4, 2007, pursuant to the Plan, Owens Corning paid approximately $1.408 billion in cash and transferred 28.2 million shares of common stock to the 524(g) Trust (collectively, the “2007 Payments”). All of the conditions and contingencies related to the 2007 payments, other than the passage of time, were satisfied in mid-December 2006. The 2007 Payments fully satisfied Owens Corning’s outstanding funding obligations to the 524(g) Trust under the Plan.

Pursuant to the terms of the Plan, the Company is also obligated to make certain additional payments to certain creditors, including certain distributions that may become due and owing subsequent to the initial distribution date and certain payments to holders of administrative expense priority claims and professional advisors in the Chapter 11 Cases. Excluding the 2007 Payments (which were paid on January 4, 2007), the Company had

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

1.    RESTRUCTURING UPON EMERGENCE FROM CHAPTER 11 PROCEEDINGS (continued)

reserved approximately $193 million as of December 31, 2006, to pay remaining claims in the Bankruptcy, of which approximately $93 million relate to non-tax claims (the “Non-Tax Bankruptcy Reserve”). Pursuant to the Plan, the Company has established a Disputed Distribution Reserve, funded in the amount of approximately $85 million, which is reflected as restricted cash on the Consolidated Balance Sheet, for the potential payment of certain non-tax claims against the Debtors that were disputed as of the Effective Date.

Establishment and Operation of the 524(g) Trust

Section 524(g) of the Bankruptcy Code generally provides that, if certain specified conditions are satisfied, a court may issue a permanent injunction barring the assertion, prosecution or enforcement of asbestos-related claims or demands against a debtor or reorganized company and exclusively channeling those claims to an independent trust. On the Effective Date, in accordance with the Plan, an asbestos personal injury trust qualifying under section 524(g) of the Bankruptcy Code (the “524(g) Trust”) was created from which asbestos claimants will be exclusively paid. Pursuant to the Plan and the Confirmation Order, the 524(g) Trust has, through separate sub-accounts for OCD and Fibreboard, assumed all asbestos-related liabilities of OCD, Fibreboard and the other entities set forth in the Plan and will, through those separate sub-accounts, make payments to asbestos claimants in accordance with the trust distribution procedures included as part of the Plan. In addition, the Plan and the Confirmation Order both contain an injunction issued by the USBC and affirmed by the District Court pursuant to section 524(g) of the Bankruptcy Code that expressly enjoins any and all actions against the Debtors, their respective subsidiaries, and certain of their affiliates, for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on, or with respect to any asbestos claims subject to the 524(g) Trust.

Discharge, Releases and Injunctions Pursuant to the Plan and the Confirmation Order

The Plan and Confirmation Order also contain various discharges, injunctive provisions and releases that became operative upon the Effective Date, including (i) discharge (except as otherwise provided in the Plan and Confirmation Order) of each of the Debtors of all pre-Effective Date obligations in accordance with the Bankruptcy Code, (ii) various injunctions providing, among other things, that, all creditors and interest holders of any of the Debtors (or their respective estates) shall be prohibited from taking any action against the Debtors with respect to such discharged obligation, and (iii) providing that, to the fullest extent permissible, each of the Debtors and their respective estates shall have completely released certain released actions.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The financial statements for the period in which OCD was in bankruptcy were prepared in accordance with the American Institute of Certified Public Accountant’s Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SoP 90-7”). SoP 90-7 required OCD to, among other things, (1) identify transactions that are directly associated with the bankruptcy proceedings separately from those events that occur during the normal course of business, (2) identify pre-petition liabilities subject to compromise separately from those that are not subject to compromise or are post-petition liabilities, and (3) apply fresh-start accounting rules upon emergence from bankruptcy (see Note 3).

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with SoP 90-7, the Company adopted fresh-start accounting as of the Effective Date. Fresh-start accounting is required upon a substantive change in control and requires that the reporting entity allocate the reorganization value of the company to its assets and liabilities in a manner similar to that which is required under Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”). Under the provisions of fresh-start accounting, a new entity has been deemed created for financial reporting purposes. References to the Successor in the consolidated financial statements and the notes thereto refer to the Company on and after November 1, 2006. The financial statements for periods ended December 31, 2005 and 2004 do not reflect the effect of any changes in the Company’s capital structure or changes in fair values of assets and liabilities as a result of fresh-start accounting. For further information on fresh-start accounting, see Note 3.

Principles of Consolidation

The consolidated financial statements include the accounts of majority owned subsidiaries. Intercompany accounts and transactions are eliminated.

Reclassifications

Certain reclassifications have been made to the 2005 and 2004 Consolidated Financial Statements to conform with the classification in 2006.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized when title and risk of loss pass to the customer. Provisions for discounts and rebates to customers, returns, warranties and other adjustments are provided in the same period that the related sales are recorded and are based on historical experience and contractual obligation, as applicable.

Shipping and Handling Costs

Certain expenses are incurred related to preparing, packaging and shipping its products to its customers, mainly third-party transportation fees are incurred. All costs related to these activities are included as a component of cost of sales and all costs billed to the customer are included as revenue in the Consolidated Statement of Income (Loss).

Marketing and Advertising Costs

Marketing and advertising costs are expensed the first time the advertisement takes place. Marketing and advertising costs include advertising, substantiated customer incentive programs, and marketing communications. Marketing and advertising expenses for the Successor two months ended December 31, 2006, the Predecessor ten months ended October 31, 2006 and the Predecessor years ending December 31, 2005, and 2004 were $23 million, $106 million, $122 million, and $111 million, respectively.

Science and Technology Expenses

The Company incurs certain expenses related to science and technology. These expenses include salaries, building costs, utilities, administrative expenses, materials, and supplies for the Company to improve and develop its products and services. These costs are expensed as incurred.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Reorganization Items and Other Expenses

In accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SoP 90-7”), revenues, expenses (including professional fees), realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business are reported separately as reorganization items in the Consolidated Statement of Income (Loss).

Share Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which eliminates the alternative to apply the intrinsic value method of accounting for stock based compensation permitted under Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”). The Company adopted the provision of SFAS No. 123R during the second quarter of 2005. Had compensation cost for the Predecessor Employee Plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method described in SFAS No. 123R, there would have been no impact to the Predecessor 2005 or 2004 reported amounts.

Net Income per Share

Basic net income per share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per share reflects the dilutive effect of common equivalent shares and increased shares that would result from the conversion of debt and equity securities. The effects of anti-dilution are not presented. Unless otherwise indicated, all per share information included in the Notes to the Consolidated Financial Statements is presented on a diluted basis. Upon emergence from Chapter 11, all Predecessor shares were extinguished and new Successor shares were issued. Accordingly, there is no reference to Predecessor per share information included in the financial statements or notes thereto.

Cash and Cash Equivalents

The Company defines cash and cash equivalents as cash and time deposits with maturities of three months or less when purchased.

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is an estimate of the amount of probable credit losses in our existing accounts receivable. Account balances are charged off against the allowance when we feel it is probable the receivable will not be recovered.

Inventory Valuation

Inventories are stated at lower of cost or market value. Inventory costs include material, labor and manufacturing overhead. Approximately half of the Company’s inventories are valued using the first-in, first-out (FIFO) method and the balance of inventories is generally valued using the last-in, first-out (LIFO) method.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Investments in Affiliates

The Company accounts for investments in affiliates of 20% to 50% ownership with significant influence using the equity method under which the Company’s share of earnings of the affiliate is reflected in income as earned and dividends are credited against the investment in affiliate when declared.

Goodwill and Other Intangible Assets

The Company does not amortize goodwill or indefinite-lived intangible assets. Identifiable intangible assets with a determinable useful life are amortized over that determinable life. The Company completes an annual review for impairment or when circumstances arise which indicate there may be impairment using a fair value methodology. In performing the annual review, the Company uses an estimate of the discounted cash flows of the related business over the remaining life of the goodwill in assessing whether the goodwill is recoverable on a reporting unit basis. Amortization expense for the Successor two months ended December 31, 2006, the Predecessor ten months ended October 31, 2006 and the Predecessor years ended December 31, 2005 and 2004 was $24 million, $3 million, $3 million, and $7 million, respectively. See Note 10 to the Consolidated Financial Statements for further discussion.

Properties and Depreciation

The Company’s plant and equipment is depreciated using the straight-line method. Depreciation expense for the Successor two months ended December 31, 2006, the Predecessor ten months ended October 31, 2006 and the Predecessor years ended December 31, 2005 and 2004 was $45 million, $206 million, $231 million, and $228 million, respectively. The range of useful lives for the major components of the Company’s plant and equipment is as follows:

Buildings and leasehold improvements	15 – 40 years
Machinery and equipment	2 – 20 years
Information systems	5 years

Expenditures for normal maintenance and repairs are expensed as incurred.

Capitalization of Software

The Company capitalizes the direct external and internal costs incurred in connection with the development, testing and installation of software for internal use. Software is included in machinery and equipment and is amortized over its estimated useful life using the straight-line method, not to exceed 5 years.

Asset Impairments

The Company exercises judgment in evaluating tangible and intangible long-lived assets for impairment. This requires estimating useful lives, future operating cash flows and fair value of the assets under review. Changes in management intentions, market conditions or operating performance could indicate that impairment charges might be necessary that would be material to the Company’s consolidated financial statements in any given period.

Income Taxes

The Company recognizes current tax liabilities and assets for the estimated taxes payable or refundable on the tax returns for the current year. Deferred tax balances reflect the impact of temporary differences between the

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

carrying amount of assets and liabilities and their tax basis. Amounts are stated at enacted tax rates expected to be in effect when taxes are actually paid or recovered. In addition, realization of certain deferred tax assets is dependent upon our ability to generate future taxable income. The Company records a valuation allowance to reduce its deferred tax assets to the amount that it believes is more likely than not to be realized. In addition, the Company estimates tax reserves to cover taxing authority claims for income taxes and interest attributable to audits of open tax years.

Taxes Collected from Customers and Remitted to Government Authorities and Taxes Paid to Vendors

Taxes are assessed by various governmental authorities at different rates on many different types of transactions. The Company charges sales tax or value added tax (“VAT”) on sales to customers where applicable, as well as recovers all available VAT that has been paid on purchases. VAT is recorded in separate payable or receivable accounts not affecting revenue or cost of sales line items in the income statement. VAT receivable is recorded as a percentage of qualifying purchases at the time the vendor invoice is processed. VAT payable is recorded as a percentage of qualifying sales at the time an Owens Corning sale to a customer subject to VAT occurs. Amounts are paid to the taxing authority according to the method and collection prescribed by local regulations. Where applicable, VAT payable is netted against VAT receivable.

Pension and Other Postretirement Benefits

Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, extensive use is made of assumptions about inflation, investment returns, mortality, turnover, medical costs and discount rates. These estimates are incorporated into the Company’s accounting for these benefits in conformity with FASB Statements No. 87, 88, 106 and 158. The Company adopted SFAS No. 158 on the Effective Date.

Derivative Financial Instruments

Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS No. 133”) and its interpretations establish accounting and reporting standards requiring derivative instruments (including certain derivative instruments embedded in other contracts) to be recorded in the balance sheet as either an asset or liability measured at its fair value and related gains and losses to be recorded in income or other comprehensive income, as appropriate. See Note 23 to the Consolidated Financial Statements for further discussion.

Foreign Currency

The functional currency of the Company’s subsidiaries is generally the applicable local currency. Assets and liabilities of foreign subsidiaries are translated into United States dollars at the period-end rate of exchange, and their Statements of Income (Loss) and Statements of Cash Flows are converted on an ongoing basis at the rate of exchange when transactions occur. The resulting translation adjustment is included in “accumulated other comprehensive income (loss)” in the Consolidated Balance Sheets and Statements of Stockholders’ Equity (Deficit). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the Consolidated Statements of Income (Loss) as incurred. The Company recorded foreign currency transaction gains of $3 million for the Successor two months ended December 31, 2006, gains of $2 million for the Predecessor ten months ended October 31, 2006, gains of $3

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

million for the Predecessor year ended December 31, 2005, and losses of $3 million for the Predecessor year ended December 31, 2004.

3.    FRESH-START ACCOUNTING

On the Effective Date, the Company adopted fresh-start accounting in accordance with SoP 90-7. This resulted in a new reporting entity on November 1, 2006, which has a new basis of accounting, a new capital structure and no retained earnings or accumulated losses. The Company was required to implement fresh-start accounting as the holders of existing voting shares immediately before confirmation received less than 50% of the voting shares of the Successor Company. The fresh-start accounting principles pursuant to SoP 90-7 provide, among other things, for the Company to determine the value to be assigned to the equity of the reorganized Company as of a date selected for financial reporting purposes.

The reorganization value represents the amount of resources available for the satisfaction of post-petition liabilities and allowed claims, as negotiated between the Company and its creditors. The Company’s total enterprise value at the time of emergence was $5.8 billion, with a total value for common equity of $3.7 billion, including the estimated fair value of the Series A Warrants and Series B Warrants issued on the Effective Date.

In accordance with fresh-start accounting, the reorganization value of the Company was allocated based on the fair market values of the assets and liabilities in accordance with SFAS 141. The fair values represented the Company’s best estimates at the Effective Date based on internal and external appraisals and valuations. Liabilities existing at the Effective Date, other than deferred taxes, were stated at present values of amounts to be paid determined at appropriate current interest rates. Any portion not attributed to specific tangible or identified intangible assets was recorded as goodwill. While the Company believes that the enterprise value approximates fair value, differences between the methodology used in testing for goodwill impairment, as discussed in Note 10, and the negotiated value could adversely impact the Company’s results of operations.

Pursuant to SoP 90-7, the results of operations of the ten months ended October 31, 2006 include a pre-emergence gain on the cancellation of debt of $5.9 billion resulting from the discharge of liabilities subject to compromise and other liabilities under the Plan; and a pre-emergence gain of $2.2 billion, net of tax, resulting from the aggregate remaining changes to the net carrying value of the Company’s pre-emergence assets and liabilities to reflect the fair values under fresh-start accounting.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.    FRESH-START ACCOUNTING (continued)

The reorganized Condensed Consolidated Balance Sheet presented below gives effect to the Plan and the application of fresh-start accounting at October 31, 2006.

	Predecessor					Successor
	Company as of October 31, 2006	Reorganization Adjustments		Fresh-Start Adjustments		Company as of October 31, 2006
	(In millions)
Assets
Cash and cash equivalents	$1,504	$(299	) (a)	$—		$1,205
Accounts receivable, net	743	—		—		743
Inventories	600	—		246	(c)	846
Other current assets	268	(202	) (a)	(34	) (c)	32

Total current assets	3,115	(501)		212		2,826

Net plant and equipment	2,091			399	(c)	2,490
Goodwill	231			1,082	(d)	1,313
Intangible assets	27			1,295	(c)	1,322
Debt issuance costs	—	19	(e)	—		19
Restricted cash, securities and other – Fibreboard	1,503	(1,503	) (a)	—		—
Restricted cash and other – asbestos and insurance related	275	(275	) (a)	—		—
Deferred tax assets	1,562	(301	) (a)	(750	) (c)	511
Pension related assets	450	—		(446	) (c)	4
Other non-current assets	212	—		17	(c)	229

Total assets	$9,466	$(2,561)		$1,809		$8,714

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable and accrued liabilities	$1,047	$213	(a)	$1	(c)	$1,261
Short-term debt	37	8	(e)	—		45
Contingent note	—	1,390	(a)	—		1,390
Accrued post-petition interest expense/fees	961	(923	) (a)	—		38

Total current liabilities	2,045	688		1		2,734

Debt	32	1,262	(e)	6	(c)	1,300
Liabilities subject to compromise	13,582	(13,582	) (a)	—		—

Total long-term debt	13,614	(12,320)		6		1,300

Pension plan liabilities	704	—		(362	) (c)	342
Other employee benefit liabilities	404	—		(80	) (c)	324
Other non-current liabilities	234	—		12	(c)	246

Total liabilities	17,001	(11,632)		(423)		4,946

Minority interest	51			(11	) (c)	40
Monthly income preferred securities (MIPS)	200	(200	) (a)	—		—
New equity	—	3,728	(b)	—		3,728
Stockholders’ deficit	(7,786)	5,543	(b)	2,243	(b)	—

Total Liabilities and Stockholders’ Equity (Deficit)	$9,466	$(2,561)		$1,809		$8,714

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

3.    FRESH-START ACCOUNTING (continued)

Notes

a)	To record the discharge and payments of liabilities subject to compromise, the cancellation of Predecessor monthly income preferred stock, payment of accrued post-petition interest, the contingent note paid to Asbestos creditors in January 2007 and remaining payments to general unsecured creditors to be paid in 2007 pursuant to the plan of reorganization.
b)	To record the gain on discharge of liabilities subject to compromise and Predecessor monthly income preferred stock, gain on fresh-start accounting adjustments, cancellation of Predecessor common stock, close out of remaining equity balances of the Predecessor in accordance with fresh-start accounting, and the issuance of Successor company common stock and warrants.
c)	To adjust assets and liabilities to fair value.
d)	The unamortized balance of goodwill of the Predecessor has been eliminated and the reorganization value in excess of amounts allocable to identified tangible and intangible net assets has been classified as goodwill.
e)	To record debt financing pursuant to the senior credit facility and the senior notes.

4.    LIABILITIES SUBJECT TO COMPROMISE

The amounts subject to compromise in the Consolidated Balance Sheet consist of the following items:

Predecessor
December 31, 2005
(In millions)
Accounts payable and accrued liabilities	$227
Accrued interest payable	40
Debt	2,952
Income taxes payable	85
Reserve for asbestos litigation claims – Owens Corning	7,000
Reserve for asbestos-related claims – Fibreboard	3,216

Total consolidated	$13,520

5.    CHAPTER 11 REORGANIZATION COSTS

The amounts for Chapter 11 related reorganization items in the Consolidated Statements of Income (Loss) consist of the following:

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Professional fees	$8	$111	$64	$63
Payroll and compensation	—	11	20	16
Investment (income) expense	1	(79)	(39)	(28)
Other, net	1	2	—	3

Total	$10	$45	$45	$54

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.    SEGMENT DATA

The Company discloses its segments in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS No. 131”). The Company’s business operations fall within two general product categories, building materials and composites. There are three reportable segments in the building materials product category: (1) Insulating Systems; (2) Roofing and Asphalt; and (3) Other Building Materials and Services, and there is one reportable segment in the composites product category: Composite Solutions. Accounting policies for the segments are the same as those for the Company.

The Company has reported financial and descriptive information about each of the Company’s four reportable segments below on a basis that is used internally for evaluating segment performance and deciding how to allocate resources to those segments.

The Company’s four reportable segments are defined as follows:

Insulating Systems

Manufactures and sells glass thermal insulation into residential, commercial, industrial and acoustical insulation markets. Also manufactures and sells glass fiber pipe insulation, energy efficient flexible duct media, and foam insulation used in above and below grade construction applications.

Roofing and Asphalt

Manufactures and sells residential roofing shingles, and oxidized asphalt materials used in residential and commercial construction and specialty applications.

Other Building Materials and Services

Manufactures and sells vinyl siding and accessories and manufactured stone veneer building products. Also provides franchise opportunities for the home remodeling and new construction industries. The Company’s distribution network also sells other building material products, such as windows and doors, not manufactured by Owens Corning. The operating segments comprising this segment individually do not meet the threshold for reporting separately.

Composite Solutions

Manufactures, fabricates and sells glass fiber reinforcements, mat, veil, and specialized products worldwide that are used in a wide variety of composite material systems. Primary end uses are in the transportation, building construction, telecommunications and electronics markets.

As noted in the segment financial data below, the Company records inter-segment sales from the Composite Solutions segment to the Roofing and Asphalt segment for sales of glass-reinforced mat materials used in the manufacture of residential roofing materials. All other inter-segment sales are not material to any segment.

Income (loss) before income taxes by segment consists of net sales less related costs and expenses and is presented on a basis that is used internally for evaluating segment performance. Certain categories of expenses – such as cost of borrowed funds, general corporate expenses or income, restructure costs, and certain other expense or income items – are excluded from the internal evaluation of segment performance. Accordingly, these

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.    SEGMENT DATA (continued)

items are not reflected in income (loss) before income taxes for the Company’s reportable segments. Reference is made to the reconciliation of reportable segment income before income taxes to consolidated income (loss) before income taxes below for additional information about such items.

Total assets by reportable segment are those assets that are used in the Company’s operations in each segment and do not include general corporate assets. General corporate assets consist primarily of cash and cash equivalents, deferred taxes, asbestos-related assets, and corporate plant and equipment. Reference is made to the reconciliation of reportable segment assets to consolidated total assets below for additional information about such items.

External customer sales are attributed to geographic region based upon the location from which the product is shipped to the external customer. Long-lived assets by geographic region are reflected based upon the location of the assets and include net plant and equipment.

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
NET SALES

Reportable Segments

Insulating Systems	$331	$1,766	$1,976	$1,818
Roofing and Asphalt	167	1,556	1,806	1,558
Other Building Materials and Services	178	1,082	1,234	1,112
Composite Solutions	245	1,315	1,495	1,368

Total reportable segments	921	5,719	6,511	5,856

Corporate Eliminations (1)	(12)	(167)	(188)	(181)

Consolidated	$909	$5,552	$6,323	$5,675

External Customer Sales by Geographic Region

United States	$675	$4,556	$5,300	$4,755
Europe	84	358	399	380
Canada and other	150	638	624	540

NET SALES	$909	$5,552	$6,323	$5,675

(1)	Included in corporate eliminations are inter-segment sales from the Composite Solutions segment to the Roofing and Asphalt segment. Those eliminations were approximately $5 million, $122 million, $155 million and $150 million in the two months ended December 31, 2006, the ten months ended October 31, 2006 and the years ended December 31, 2005 and 2004, respectively. The remaining inter-segment sales eliminations are immaterial to any other segment.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.    SEGMENT DATA (continued)

	Successor		Predecessor
	Two Months Ended December 31, 2006		Ten Months Ended October 31, 2006		Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
INCOME (LOSS) BEFORE INCOME TAXES

Reportable Segments

Insulating Systems	$59		$408		$424	$373
Roofing and Asphalt	(23)		95		139	73
Other Building Materials and Services	(4)		17		17	32
Composite Solutions	34		125	(a)	139 (b)	136

Total reportable segments	66		645		719	614

Reconciliation to Consolidated Income (Loss) Before Income Taxes

Chapter 11 related reorganization items	(10)		(45)		(45)	(54)
Asbestos litigation (claims) recoveries	—		13		(4,267)	24
Restructure costs and other credits (charges)	(50	)(c)	(18	)(d)	18 (e)	5 (f)
Employee emergence equity program	(6)		—		—	—
Impact of fresh-start accounting	(65	)(g)	—		—	—
General corporate income (expense)	5		(102)		(168)	(162)
Interest (expense) income, net	(29)		(241)		(739)	12
Gain on settlement of liabilities subject to compromise	—		5,864		—	—
Fresh-start accounting adjustments	—		3,049		—	—

CONSOLIDATED INCOME (LOSS) BEFORE INCOME TAX EXPENSE	$(89)		$9,165		$(4,482)	$439

(a)	Includes $45 million of gains on the sale of metal and $20 million of gains from insurance recoveries, for business interruption losses and other items, related to the July 2005 flood of our Taloja, India manufacturing facility. Both of these gains are reflected in the Consolidated Statement of Income (Loss) under the caption gain on sale of fixed assets and other.
(b)	Includes $7 million of gains on the sale of metals.
(c)	Includes $6 million of transaction costs related to the proposed OCV Reinforcements joint venture with Saint-Gobain, $27 million of restructuring cost and $17 million of other costs.
(d)	Includes $7 million of transaction costs related to the proposed OCV Reinforcements joint venture with Saint-Gobain, $12 million of restructuring cost and $1 million of other gains.
(e)	Includes income of $13 million due to changes in the Ohio tax law during 2005 and income of $5 million in gains on the early extinguishment of Asian debt.
(f)	Includes income of $5 million for restructuring and other charges.
(g)	Includes $44 million related to the impact of inventory write-up and $21 million related to the write-off of in-process research and development.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.    SEGMENT DATA (continued)

	Successor	Predecessor
	December 31, 2006	December 31, 2005
	(In millions)
TOTAL ASSETS

Reportable Segments

Insulating Systems	$2,820	$993
Roofing and Asphalt	1,018	552
Other Building Materials and Services	689	430
Composite Solutions	1,781	1,326

Total reportable segments	6,308	3,301

Reconciliation to Consolidated Total Assets

Cash and cash equivalents	1,089	1,559
LIFO inventory valuation adjustment	37	(146)
Restricted cash – asbestos and insurance related	—	189
Restricted cash, securities and other – Fibreboard	—	1,433
Restricted cash – disputed distribution reserve	85	—
Deferred income taxes	549	1,432
Pension-related assets	8	471
Investments in affiliates	97	77
Corporate fixed assets and other assets	297	419

CONSOLIDATED TOTAL ASSETS	$8,470	$8,735

LONG-LIVED ASSETS BY GEOGRAPHIC REGION

United States	$1,828	$1,379
Europe	248	216
Canada and other	445	417

TOTAL LONG-LIVED ASSETS	$2,521	$2,012

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
PROVISION FOR DEPRECIATION AND AMORTIZATION

Reportable Segments

Insulating Systems	$20	$65	$68	$65
Roofing and Asphalt	7	26	35	33
Other Building Materials and Services	4	16	13	16
Composite Solutions	16	76	85	88

Total reportable segments	47	183	201	202

Reconciliation to Consolidated Provision

General Corporate	22	26	33	33

CONSOLIDATED PROVISION FOR DEPRECIATION AND AMORTIZATION	$69	$209	$234	$235

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

6.    SEGMENT DATA (continued)

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
ADDITIONS TO PLANT AND EQUIPMENT
Reportable Segments
Insulating Systems	$31	$126	$125	$84
Roofing and Asphalt	19	23	22	24
Other Building Materials and Services	4	12	28	10
Composite Solutions	17	113	95	96

Total Reportable Segments	71	274	270	214

Reconciliation to Consolidated Additions to Plant and Equipment

General Corporate	6	10	18	18

CONSOLIDATED ADDITIONS TO PLANT AND EQUIPMENT	$77	$284	$288	$232

7.    EARNINGS PER SHARE

The following table presents the net income (loss) used in the basic and diluted earnings per share and reconciles weighted average number of shares used in the basic earnings per share calculation to the weighted average number of shares used to compute diluted earnings per share.

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Net income (loss) used for basic and diluted earnings per share	$(65)	$8,140	$(4,099)	$204

Weighted-average number of shares outstanding used for basic earnings per share	128.1	55.3	55.3	55.3
Non-vested restricted shares	—	—	—	—
Stock options	—	—	—	—
Warrants (see Note 22)	—	—	—	—
Deferred awards	—	—	—	—
Shares from assumed conversion of monthly income preferred securities	—	4.6	—	4.6

Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	128.1	59.9	55.3	59.9

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

7.    EARNINGS PER SHARE (continued)

Net income (loss) per common share was as follows:

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
NET INCOME (LOSS) PER COMMON SHARE
Basic net income (loss) per share	$(0.51)	$147.20	$(74.08)	$3.68

Diluted net income (loss) per share	$(0.51)	$135.89	$(74.08)	$3.40

For the successor two months ended December 31, 2006, the number of shares used in the calculation of diluted earnings per share did not include 2.7 million common equivalent shares of non-vested restricted stock, 0.3 million common equivalent shares of restricted stock units, 2.1 million common equivalent shares of deferred awards, 15.7 million common equivalent shares from Series A Warrants and 7.8 million common equivalent shares from Series B Warrants due to their anti-dilutive effect.

For the Predecessor twelve months ended December 31, 2005, the number of shares used in the calculation of diluted earnings per share did not include 14 thousand common equivalent shares of non-vested restricted stock, 24 thousand common equivalent shares of deferred awards and 4,566 thousand common equivalent shares from assumed conversion of preferred securities due to their anti-dilutive effect.

8.    INVENTORIES

Inventories are summarized as follows:

	Successor	Predecessor
	December 31, 2006	December 31, 2005
	(In millions)
Finished goods	$518	$457
Materials and supplies	194	166

FIFO inventory	712	623
Excess of FIFO over LIFO	—	(146)
Excess of LIFO over FIFO	37	—

Total inventories	$749	$477

In connection with the adoption of fresh-start accounting, inventories were recorded at fair value resulting in an increase of approximately $246 million, of which $44 million was charged to cost of sales in the Successor Consolidated Statements of Income (Loss) for the two months ended December 31, 2006.

Approximately $399 million and $310 million of FIFO inventories were valued using the LIFO method at December 31, 2006 and 2005, respectively.

During the first ten months of 2006 and fiscal 2005, certain inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with current year purchases, the effect of which decreased cost of goods sold by approximately $1 million for the ten months ended October 31, 2006 and approximately $2 million for the year ended December 31, 2005.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.    INCOME TAXES

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Income (loss) before income taxes:
United States	$(145)	$9,130	$(4,634)	$265
Foreign	56	35	152	174

Total	$(89)	$9,165	$(4,482)	$439

Income tax expense (benefit):
Current
United States	$1	$49	$13	$43
State and local	—	1	10	6
Foreign	13	57	29	42

Total current	14	107	52	91

Deferred
United States	(43)	807	(416)	110
State and local	(4)	154	(45)	22
Foreign	5	(43)	22	4

Total deferred	(42)	918	(439)	136

Total income tax expense (benefit)	$(28)	$1,025	$(387)	$227

The reconciliation between the U.S. federal statutory rate and the Company’s effective income tax rate is:

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
United States federal statutory rate	35%	35%	35%	35%
State and local income taxes, net of federal tax benefit	4	4	5	5
Foreign tax rate differential	2	—	—	(3)
Change in valuation allowance, federal and state	—	(3)	(30)	—
Fresh-start accounting adjustments	(8)	(4)	—	—
Effect of gain on settlement of liabilities subject to compromise	—	(22)	—	9
Other, net	(2)	1	(1)	6

Effective tax rate	31%	11%	9%	52%

As of December 31, 2006, the Company has not provided for withholding or United States federal income taxes on approximately $704 million of accumulated undistributed earnings of its foreign subsidiaries as they are considered by management to be permanently reinvested. If these undistributed earnings were not considered to be permanently reinvested, approximately $269 million of deferred income taxes would have been provided. On October 22, 2004, the President signed the American Jobs Creation Act of 2004 (the “Act”). The Act created a

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.    INCOME TAXES (continued)

temporary incentive for United States corporations to repatriate accumulated income earned abroad by providing an 85 percent dividend received deduction for certain dividends from controlled foreign corporations. During 2005, under this Act $220 million of earnings were repatriated, which were previously considered permanently reinvested outside the United States. Approximately $12 million of an additional tax provision was recognized for the taxes associated with this repatriation during 2005.

At December 31, 2006, the Company had federal, state and foreign net operating loss carryforwards of approximately $607 million, $2.141 billion and $269 million, respectively. If not utilized, the federal and state net operating loss carryforwards will expire through 2026 while the foreign net operating loss carryforwards will begin to expire in 2006, with the majority having no expiration date.

The cumulative temporary differences giving rise to the deferred tax assets and liabilities at December 31, 2006 and 2005 are as follows:

	Successor		Predecessor
	2006		2005
	Deferred Tax Assets	Deferred Tax Liabilities	Deferred Tax Assets	Deferred Tax Liabilities
	(In millions)
Asbestos litigation claims	$870	$—	$3,383	$—
Other employee benefits	148	—	189	—
Pension plans	101	21	102	21
Operating loss carryforwards	378	—	344	—
Depreciation	16	412	3	298
Indefinite lived intangibles	—	453	—	—
State and local taxes	15	4	14	3
Other	308	244	544	437

Subtotal	1,836	1,134	4,579	759
Valuation allowance	(146)	—	(2,388)	—

Total deferred taxes	$1,690	$1,134	$2,191	$759

A valuation allowance is established to reflect deferred tax assets at amounts expected to be realized. As a result of OCD’s emergence from bankruptcy, the valuation allowance previously established for tax assets related to charges for asbestos-related liabilities was eliminated. The valuation allowance as of December 31, 2006 consisted of $99 million related to tax assets for certain state and foreign loss carryforwards and $47 million related to other items.

Management expects to realize its net deferred tax assets through income from future operations.

The valuation allowance as of December 31, 2005 consists of $2.299 billion related to tax assets for asbestos-related liabilities, $78 million related to tax assets for certain state and foreign loss carryforwards, and $11 million related to other items. During 2005, OCD and Fibreboard increased its asbestos-related reserves by $3.435 billion for OCD asbestos-related liabilities and $907 million for Fibreboard asbestos-related liabilities, for an aggregate charge of $4.342 billion, generating an additional deferred tax asset of approximately $1.672 billion. During 2005, OCD and Fibreboard evaluated the realization of its aggregate tax assets related to charges

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.    INCOME TAXES (continued)

for asbestos-related liabilities in light of its financial position and Chapter 11 proceedings, including the plan of reorganization filed on December 31, 2005. As a result of such assessment, OCD and Fibreboard increased its valuation allowance for tax assets related to charges for asbestos-related liabilities by $1.363 billion in total, resulting in a $309 million net tax benefit in 2005. The calculation of the valuation allowance was dependent upon significant management estimates and assumptions related to the Chapter 11 proceedings.

On June 30, 2005, new Ohio state tax legislation was signed into law, the net impact of which is expected to be favorable to the Company in the future. However, the impact of this new legislation on net income during 2005 was a charge of $18 million. This charge was the result of an additional tax provision of approximately $31 million, primarily due to the write-off of Ohio deferred tax assets, including net operating loss carryforwards that will no longer be utilized to offset income taxes. This was partially offset by a credit of $13 million, recorded as other income, representing the present value of a portion of the amounts written off that may be used as credits against a new gross receipts tax in the future.

At the time of emergence, the Company was required to adopt FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109” (“FIN 48”) as of November 1, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in companies financial statements in accordance with FASB Statement No 109, “Accounting for Income Taxes”. As a result, the Company applies now a more-likely-than-not recognition threshold for all tax uncertainties. Since FIN 48 only allows the recognition of these tax benefits that have a greater than 50% likelihood of being sustained upon examination by the taxing authorities.

The Company, or one of its subsidiaries, files income tax returns in the United States and other foreign jurisdictions. With limited exceptions, the Company is no longer subject to U.S. federal tax examinations for years before 2004 or state and local examinations for years before 2001. The Internal Revenue Service (“IRS”) commenced an examination of the Company’s U.S. income tax returns for 2004 and 2005 in the first quarter of 2007 and will be examining the years the Company was in bankruptcy. The IRS has not proposed any adjustments to date and the examination is expected to end in 2010. The Company is also under examination for the income tax filings in various state and foreign jurisdictions.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

9.    INCOME TAXES (continued)

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows (in millions):

Balance as of November 1, 2006	$180
Tax Positions related to the current period
Gross Additions	3
Gross Reductions	—
Tax positions related to prior years
Gross Additions	—
Gross Reductions	—
Settlements	—
Lapses on Statutes of Limitations	—

Balance as of December 31, 2006	$183

The above reconciliation of the gross unrecognized tax benefit will differ from the amount which would affect the effective tax rate due to the impact of the recognition of the federal and state benefits, utilization of foreign tax credits, and foreign country offsets relating to transfer pricing adjustments.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies all interest and penalties as income tax expense. As of December 31, 2006, the Company has recorded $25 million in liabilities for tax related interest and penalties on its Consolidated Balance Sheets.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.    GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and intangible assets consist of the following (in millions):

		Successor
		December 31, 2006
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationship	19	$174	$(2)	$172
Technology	20	198	(2)	196
Franchise and other agreements	15	33	(1)	32
In process research and development		21	(21)	—
Non amortizable intangible assets:
Trademarks		898	—	898

		$1,324	$(26)	$1,298

Goodwill		$1,313

		Predecessor
		December 31, 2005
	Weighted Average Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable intangible assets:
Customer relationship	8	$10	$(4)	$6
Technology	13	8	(4)	4
Non amortizable intangible assets:
Trademarks		1	—	1

		$19	$(8)	$11

Goodwill		$215

Goodwill

As a result of applying fresh-start accounting, the changes in the net carrying amount of goodwill during fiscal year 2006 represent the elimination of $231 million of the Predecessor’s goodwill, the establishment of $1,313 million of the Successor’s goodwill and the impact of foreign currency translation.

Other Intangible Assets

The value assigned to the intangibles upon the adoption of fresh start accounting represents the Company’s best estimates of fair value based on internal and external valuations. As a result, the Company expects the ongoing amortization expense for amortizable intangible assets to be approximately $21 million in each of the next five fiscal years.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.    GOODWILL AND OTHER INTANGIBLE ASSETS (continued)

Customer Relationships

The Company assigned value to its customer relationships based on the propensity of these customers to continue to generate predictable future recurring revenue and income. The value was based on the present value of the future earnings attributable to the intangible assets after recognition of required returns to other contributory assets. The average amortization period of 19 years is based on historical attrition rates and the expected cash flows.

Technology

The value assigned to technology includes value for patent and unpatented proprietary know-how and expertise as embodied in the processes, specifications and testing of products. The value assigned is based on the relief-from-royalty method which applies a fair royalty rate for the technology group to forecasted revenue. Royalty rates were determined based on discussions with management and a review of royalty data for similar or comparable technologies. The amortization periods are based on the expected useful lives of the products for which the technology relates.

Franchise and Other Agreements

The Company assigned value to Construction Service’s franchise relationships as these franchises are expected to continue to generate predictable future recurring revenue and income from operations. The value is based on the present value of future earnings attributable to the franchise agreements after recognition of required returns to other contributory assets. The amortization period of 15 years is based on the contract term and renewal periods.

In Process Research and Development

The Company assigned value to two distinct projects which met the criteria defined by the American Institute of Certified Public Accountants practice aid entitled Assets Acquired in a Business Combination to be Used in Research and Development Activities. The criterion included control, economic benefit, measurability, no alternative future use and substance. Each project was valued based on its future revenue and income projections for upside and downside scenarios for the specific project. The value assigned represents the present value of the difference in net cash flows between the upside and downside scenarios discounted based on the weighted average return on assets. In accordance with SFAS No. 141, the values assigned to these projects as part of fresh start accounting were immediately expensed in November and recorded within science and technology expense.

Tradenames / Trademarks

Tradenames such as Owens Corning, PINK, Cultured Stone, Norandex, Fabwel, Foamular and Trumbull are considered valuable intangible assets because of their potential to generate sales and income. As part of fresh start accounting, value was assigned to each tradename based on its earnings potential or relief from costs associated with licensing the tradenames. As the Company expects to continue using each tradename indefinitely with respect to their product lines, they have been assigned an indefinite life and will be tested annually for impairment.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

10.    GOODWILL AND OTHER INTANGIBLE ASSETS (continued)

The changes in the net carrying amount of goodwill by segment are as follows (in millions):

	Insulating Systems	Roofing & Asphalt	Other Building Materials & Services	Composite Solutions	Total
Balance as of December 31, 2005 (Predecessor)	$158	$9	$1	$47	$215
Acquisition of Modulo™/ParMur Group	—	—	13	—	13
Foreign Exchange	2	—	(1)	2	3
Fresh Start Eliminations	(160)	(9)	(13)	(49)	(231)
Fresh Start Additions	852	261	142	58	1,313

Balance as of October 31, 2006 (Successor)	852	261	142	58	1,313
Foreign Exchange	—	—	—	—	—

Balance as of December 31, 2006 (Successor)	$852	$261	$142	$58	$1,313

The Successor Company has elected the fourth quarter to perform its annual testing for goodwill impairment. The Company will test goodwill for impairment as of October 1st of each fiscal year going forward, or more frequently should circumstances change or events occur that would more likely than not reduce the fair value of a reporting unit below its carrying amount, as required in SFAS No. 142.

11.    ACQUISITIONS OF BUSINESSES

On May 1, 2006, the Predecessor completed its acquisition of Asahi Glass Co. Ltd.’s composite manufacturing facility located near Tokyo, Japan. The purchase price was approximately $8 million, subject to adjustment up to an additional $5 million, to be paid out in the future, if certain income thresholds are met. The pro-forma effect of this acquisition on revenues and earnings was not material.

In September 2006, the Predecessor completed its acquisition of the Modulo™/ParMur Group, a market-leading producer and distributor of manufactured stone veneer in Europe. This acquisition will further the global expansion of the Company’s manufactured stone veneer business in the European building products market. The purchase price was approximately $32 million. The pro-forma effect of this acquisition on revenues and earnings was not material.

On April 2, 2004, the Predecessor purchased the remaining 60% ownership interest in its Mexican affiliate, Vitro-Fibras, S.A. for approximately $73 million. This purchase strengthens the Company’s operating position in Mexico, as well as provides a supply of low-cost manufacturing capacity to service the North American market for both fiberglass insulation and reinforcements. The Predecessor accounted for this transaction under the purchase method of accounting, whereby the assets acquired and liabilities assumed were recorded at their fair values. During the first quarter of 2004, this affiliate was accounted for under the equity method. The Predecessor began consolidating this subsidiary in April 2004. The proforma effect of this acquisition on revenues and earnings was not material.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

12.    INVESTMENTS IN AFFILIATES

At December 31, 2006 and 2005, the ownership percentage in affiliates, which generally are engaged in the manufacture of fibrous glass and related products for the insulation, construction, reinforcements, and textile markets, included:

	Successor	Predecessor
	2006	2005
Arabian Fiberglass Insulation Company, Ltd. (Saudi Arabia)	49%	49%
Automotive Composite Solutions (International)	26%	26%
Fast Trak Application Development LLC	49%	—
Fiberteq LLC (U.S.)	50%	50%
Neptco LLC (U.S.)	50%	50%
Owens Corning South Africa (Pty) Ltd.	40%	46%
Violet Reinforcements, S. de R.L. (Mexico)	50%	50%

The following tables provide summarized financial information on a combined 100% basis for the affiliates accounted for under the equity method:

	Successor	Predecessor
	2006	2005	2004
	(In millions)
At December 31:
Current assets	$85	$81	$83
Noncurrent assets	135	145	146
Current liabilities	35	43	35
Noncurrent liabilities	6	7	9

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Net sales	$ 40	$ 197	$ 209	$ 162
Gross margin	6	34	30	20
Net income (loss)	1	10	(2)	11

The Company’s carrying amount for entities accounted for under the equity method exceeded the Company’s underlying equity in net assets by $17 million. This difference is the result of adopting fresh-start accounting at the Effective Date, which resulted in a write-up of assets of $17 million.

Dividends received from entities accounted for under the equity method for the Successor’s two months ended December 31, 2006, the Predecessor’s ten months ended October 31, 2006 and the Predecessor’s years ended December 31, 2005 and 2004 were $3 million, $3 million, $2 million, and less than $1 million, respectively. Undistributed earnings of affiliates was a loss of less than $1 million for the Successor’s two months ended December 31, 2006.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

13.    LEASES

The Company leases certain equipment and facilities under operating leases, some of which include cost-escalation clauses, expiring on various dates through 2025. Total rental expense charged to operations was $14 million in the Successor two months ended December 31, 2006, $67 million in the Predecessor ten months ended October 31, 2006, $80 million in the Predecessor’s year ended December 31, 2005, and $81 million in the Predecessor’s year ended December 31, 2004. At December 31, 2006, the minimum future rental commitments under non-cancelable operating leases with initial maturities greater than one year payable over the remaining lives of the leases are:

Period	Minimum Future Rental Commitments
(In millions)
2007	$ 64
2008	49
2009	37
2010	26
2011	19
2012 and beyond	86

$281

14.    ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following as of December 31, 2006 and 2005:

	Successor	Predecessor
	2006	2005
	(In millions)
Accounts payable	$507	$527
Payroll and vacation pay	131	231
Payroll, property, and miscellaneous taxes	110	64
Accrued pre-petition liabilities	93	—
Other employee benefits liability	50	64
Legal and audit fees	42	40
Restructure	29	—
Warranty	28	35
Other	91	65

Total	$1,081	$1,026

15.    RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS)

2006 CHARGES

As a result of evaluating market conditions in the second half of 2006, actions were taken to close facilities, exit certain product lines and reduce operating costs. The Successor initiated actions which resulted in approximately $44 million in pretax charges, comprised of a $27 million pretax restructure charge and $17 million of pretax other charges. The $17 million of other pretax charges were included in the Consolidated Statements of Income (Loss) under the caption cost of sales.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.    RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS) (continued)

The Predecessor initiated actions, which resulted in approximately $11 million in pretax charges during the ten months ended October 31, 2006, comprised of a $12 million pretax restructure charge and $1 million of pretax other income. The $1 million of pretax other income was reported as a $2 million charge to the Consolidated Statements of Income (Loss) under the caption cost of sales and $3 million of income to the Consolidated Statements of Income (Loss) under the caption gain (loss) on sale of fixed assets and other.

Insulating Systems

In the Successor period, this business initiated actions, which resulted in $2 million in restructure charges related to severance costs associated with the elimination of approximately 40 employees due to a plant closure.

Roofing and Asphalt

In the Successor period, this business initiated actions, which resulted in $13 million in restructure charges, comprised of severance costs of $3 million associated with the elimination of approximately 20 positions, primarily administrative personnel, and contract termination costs of $10 million associated with the termination of two supply contracts.

In the Predecessor period, this business initiated actions, which resulted in $1 million in restructure and other charges, comprised of $2 million in restructure charges and $1 million in other income. The restructure charges of $2 million were related to the severance of approximately 110 positions associated with the closure of two facilities. Other income of $1 million results from an $11 million gain on sale of one facility offset by a $7 million charge for excess costs associated with servicing storm-related demand in the Southeastern United States and a $3 million impairment of fixed assets and inventory associated with the closure of the two facilities.

Composite Solutions

In the Successor period, this business initiated actions, which resulted in $5 million in other charges, related to impairment of fixed assets and inventory associated with the discontinuation of a product.

In the Predecessor period, this business initiated actions, which resulted in $10 million in restructure charges, comprised of $8 million associated with the severance of approximately 160 positions and $2 million for dismantling of production equipment.

Other Building Materials and Services

In the Successor period, this business initiated actions, which resulted in $24 million in restructure and other charges, comprised of $12 million in restructure charges and $12 million in other charges. The $12 million in restructure charges include $9 million of severance costs associated with the elimination of approximately 820 positions due to the exit of the HOMExperts business and the closure of approximately 10 distribution branch locations. The remaining $3 million primarily relates to lease termination costs associated with the closure of several distribution branches and HOMExperts locations. The $12 million in other charges related to costs associated with the exit of the HOMExperts business consisting of $2 million in impairment of fixed assets, $8 million of additional uncollectible receivables, and $2 million of additional warranty costs.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

15.    RESTRUCTURING OF OPERATIONS AND OTHER CHARGES (CREDITS) (continued)

Status of Liability for Restructuring Programs

The following table summarizes the status of the unpaid liabilities from the Company’s restructuring actions (in millions).

	Successor	Predecessor
	December 31, 2006	October 31, 2006
Beginning balance	$8	$—
Amounts accrued for current year	27	12
Cash payments	(6)	(4)

Ending balance	$29	$8

2005 Credits

During 2005, due to new Ohio state tax legislation, the Predecessor recorded a pretax credit in the consolidated statements of income (loss) under the caption “other” of approximately $13 million representing the present value of the net operating losses that will be allowed to be taken as credits against a new gross receipts tax. The Predecessor also renegotiated certain Asian debt, resulting in a gain of $5 million related to the forgiveness of such debt. This gain was also recorded in the consolidated statements of income (loss) under the caption “other”.

2004 Credits

During 2004, the Predecessor recorded a pretax credit to the consolidated statements of income (loss) under the caption cost of sales of approximately $5 million, representing a gain realized on the sale of a manufacturing facility during the first quarter of 2004. The assets associated with this sale were previously written down when the facility was shutdown in 2002.

16.    WARRANTIES

A liability for warranty obligations is recorded at the date the related products are sold. Adjustments are made as new information becomes available. A reconciliation of the warranty liabilities for the years ended December 31, 2006 and 2005 is as follows:

	Successor	Predecessor
	December 31, 2006	October 31, 2006	December 31, 2005
	(In millions)
Beginning balance	$51	$62	$48
Accruals for warranties issued during the year	2	14	17
Accruals related to pre-existing warranties	—	2	14
Settlements of warranty claims	(3)	(15)	(17)
Fresh-start present value adjustment	—	(12)	—

Ending balance	$50	$51	$62

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

16.    WARRANTIES (continued)

In conjunction with fresh-start accounting, the long-term portion of warranty obligations was recorded at the net present value as of October 31, 2006, using current interest rates. Amortization of the net present value was less than $1 million for the Successor two months ended December 31, 2006.

17.    DEBT

Details of our outstanding long-term debt for the years ended December 31, 2006 and 2005 is as follows:

	Successor	Predecessor
	2006	2005
	(In millions)
6.50% Senior Notes, net of discount, due 2016	$648	$—
7.00% Senior Notes, net of discount, due 2036	539	—
Internal Revenue Service note, maturing 2012, 8.00%	89	—
Various foreign bank variable interest loans maturing through 2009	25	22
Various capital leases due through 2050	20	14
Other long-term debt maturing through 2017, at rates from 3.00% to 9.00%	14	6
Guaranteed debentures due in 2001, 10%	—	7

	1,335	49
Less – current portion	39	13

Total long-term debt	$1,296	$36

Senior Notes

We conducted a debt offering for $1.2 billion (collectively, the “Senior Notes”) concurrently with our emergence from bankruptcy on the Effective Date. The proceeds of this offering were used to pay certain unsecured and administrative claims, finance general working capital needs and for general corporate purposes.

The Senior Notes consist of $650 million aggregate principal amount of 6.50% notes due December 1, 2016 and $550 million aggregate principal amount of 7.00% notes due December 1, 2036 with effective interest rates of 6.62% and 7.23%, respectively. Interest on each series of notes is payable on June 1 and December 1 of each year, beginning on June 1, 2007. We may redeem some or all of the notes at any time at a “make-whole” redemption price.

The Senior Notes are general unsecured obligations of the Company and rank pari passu with all existing and future unsecured senior indebtedness of the Company. The Senior Notes rank senior in right of payment to any subordinated indebtedness of the Company and are effectively subordinated to Owens Corning’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

The Senior Notes are also guaranteed by each of the Company’s current and future United States subsidiaries that is a borrower or a guarantor under the Credit Agreement (defined below). Each guaranty of the Senior Notes is a general unsecured obligation of the guarantors and ranks pari passu with all existing and future unsecured senior indebtedness of the subsidiary guarantors. The guarantees of the Senior Notes rank senior in right of payment to any subordinated indebtedness of the guarantors and are effectively subordinated to the guarantor’s secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.    DEBT (continued)

The Senior Notes were initially offered and sold to qualified institutional buyers in reliance on Rule 144A of the Securities Act. In connection with the offering, the parties entered into a registration rights agreement whereby we agreed to file a registration statement with the Securities and Exchange Commission for an offering pursuant to which notes substantially identical to the original notes will be offered in exchange for the then outstanding notes. Owens Corning has the option to redeem all or part of the Senior Notes at a specified price and is obligated to repurchase the Senior Notes at a specified price upon the occurrence of certain contingencies. We are subject to certain restrictive covenants in connection with the issuance of the Senior Notes.

Senior Credit Facilities

On October 31, 2006, the Company entered into a credit agreement with Citibank, N.A., as administrative agent, and various lenders, which are parties thereto. The new credit agreement (the “Credit Agreement”), created two credit facilities (the “Credit Facilities”), consisting of:

•	a $1.0 billion multi-currency senior revolving credit facility; and
•	a $600 million delayed-draw senior term loan facility.

The Credit Facilities each have a five-year maturity. Proceeds from the revolving credit facility are available for general working capital needs and for other general corporate purposes. The term loan will be used to partially fund payments to the 524(g) Trust in January of 2007. The revolving credit facility is comprised of a U.S. facility, a Canadian facility and a European facility. The Credit Agreement allows the Company to borrow under multiple options, which provide for varying terms and interest rates.

Any obligations under the Credit Facilities are unconditionally and irrevocably guaranteed by the Company’s material wholly-owned United States subsidiaries, whether now existing or later acquired. The Company had no existing obligations under the Credit Facilities at December 31, 2006.

The Credit Agreement also requires payment to the lenders of a commitment fee based on the average daily unused commitments under the Credit Facilities at rates based upon the applicable corporate credit ratings of the Company. Voluntary prepayments of the loans and voluntary reductions of the unutilized portion of the commitments under the Credit Facilities are permissible without penalty, subject to certain conditions.

The Credit Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for a senior unsecured credit agreement.

The aggregate maturities for all long-term debt issues for each of the five years following December 31, 2006 and thereafter are:

Year	(In millions)
2007	$ 39
2008	24
2009	24
2010	16
2011	16
Thereafter	1,216

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

17.    DEBT (continued)

As the result of the Third Circuit Court of Appeal’s reversal of the District Court’s order on substantive consolidation and the Predecessor’s evaluation of the distributable values (considered on a non-substantively consolidated basis) of the Predecessor and certain of its Debtor and non-Debtor subsidiaries, results for the ten months ended October 31, 2006 included expense of $209 million for interest on OCD’s pre-petition credit facility and 2005 results included $735 million of interest expense on OCD’s pre-petition credit facility for the period from the Petition Date through December 31, 2005, relating to post-petition interest and certain other fees.

In connection with the bankruptcy filing, the Debtors obtained a $500 million debtor-in-possession credit facility from a group of lenders led by Bank of America, N.A. This facility was terminated upon our emergence from bankruptcy.

Short Term Debt

At December 31, 2006 and 2005, short-term borrowings were $1.401 billion and $6 million, respectively. The December 31, 2006 balance includes a note payable to the 524(g) Trust of $1.390 billion. The remaining short-term borrowings for both years consisted of various operating lines of credit and working capital facilities maintained by certain of the Company’s non-U.S. subsidiaries. Certain of these borrowings are collateralized by receivables, inventories or property. The borrowing facilities, which are typically for one-year renewable terms, generally bear interest at current local market rates plus up to one percent per annum. The weighted average interest rate on short-term borrowings was approximately 7.0% and 3.5% at December 31, 2006 and 2005, respectively.

There were no unused short-term lines of credit at December 31, 2006 or 2005.

18.    PENSION PLANS

The Company sponsors several defined benefit pension plans covering most employees. Under the plans, pension benefits are based on an employee’s years of service and, for certain categories of employees, qualifying compensation. Company contributions to these pension plans are determined by an independent actuary to meet or exceed minimum funding requirements. The unrecognized cost of retroactive amendments and actuarial gains and losses are amortized over the average future service period of plan participants expected to receive benefits.

The Company adopted the provisions of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB statements No. 87, 88, 106, and 132R” (“SFAS 158”), including the requirement to measure plan assets and benefit obligations as of the date of the Company’s fiscal year end, upon emergence from bankruptcy. Prior to adoption of SFAS 158, the Company used an October 31 measurement date.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

The following tables provide a reconciliation of the change in the projected benefit obligation, the change in plan assets and the net amount recognized in the Consolidated Balance Sheets for the period from October 31, 2006 to December 31, 2006:

	Successor
	December 31, 2006 Measurement Date
	United States Plans	Non-United States Plans	Total
	(In millions)
Change in Projected Benefit Obligation

Benefit obligation at October 31, 2006	$1,026	$505	$1,531
Service cost	4	1	5
Interest cost	10	4	14
Actuarial gain	(5)	(15)	(20)
Currency loss	—	3	3
Benefits paid	(11)	(3)	(14)

Benefit obligation at December 31, 2006	$1,024	$495	$1,519

Change in Plan Assets

Fair value of assets at October 31, 2006	$824	$372	$1,196
Actual return on plan assets	19	8	27
Currency gain	—	1	1
Company contributions	—	6	6
Benefits paid	(11)	(3)	(14)

Fair value of assets at December 31, 2006	$832	$384	$1,216

Funded status	$(192)	$(111)	$(303)

Amounts Recognized in the Consolidated Balance Sheet

Prepaid pension cost	$—	$7	$7
Accrued pension cost – current	(1)	—	(1)
Accrued pension cost – noncurrent	(191)	(118)	(309)

Net amount recognized	$(192)	$(111)	$(303)

Amounts Recorded in Accumulated Other Comprehensive Income

Net actuarial gain	$(13)	$(19)	$(32)

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

	Predecessor
	October 31, 2006 Measurement Date			October 31, 2005 Measurement Date
	United States Plans	Non-United States Plans	Total	United States Plans	Non-United States Plans	Total
	(In millions)
Change in Projected Benefit Obligation

Benefit obligation at beginning of period	$1,032	$394	$1,426	$1,046	$383	$1,429
Service cost	18	4	22	22	3	25
Interest cost	48	18	66	58	21	79
Actuarial (gain) loss	15	58	73	(2)	25	23
Currency (gain) loss	—	34	34	—	(24)	(24)
Acquisitions	—	14	14	—	—	—
Plan amendments	(1)	—	(1)	—	—	—
Benefits paid	(84)	(16)	(100)	(91)	(14)	(105)
Benefits paid directly by Company	(2)	(1)	(3)	(1)	—	(1)

Benefit obligation at end of period	$1,026	$505	$1,531	$1,032	$394	$1,426

Change in Plan Assets

Fair value of assets at beginning of period	$813	$320	$1,133	$813	$301	$1,114
Actual return on plan assets	61	31	92	52	35	87
Currency gain (loss)	—	25	25	—	(16)	(16)
Company contributions	34	9	43	39	14	53
Acquisitions	—	3	3	—	—	—
Benefits paid	(84)	(16)	(100)	(91)	(14)	(105)

Fair value of assets at end of period	$824	$372	$1,196	$813	$320	$1,133

Funded status	$(202)	$(133)	$(335)	$(219)	$(74)	$(293)
Unrecognized net transition asset	—	—	—	—	(2)	(2)
Unrecognized net actuarial loss	—	—	—	546	151	697
Unrecognized prior service cost	—	—	—	27	2	29
Company contributions made subsequent to October 31, 2005 measurement date	N/A	N/A	N/A	—	1	1

Net amount recognized at October 31, 2006 and December 31, 2005, respectively	$(202)	$(133)	$(335)	$354	$78	$432

Amounts Recognized in the Consolidated Balance Sheet

Prepaid pension cost	$—	$3	$3	$—	$36	$36
Accrued pension cost	(202)	(136)	(338)	(218)	(60)	(278)
Intangible asset	—	—	—	27	1	28
Accumulated other comprehensive loss	—	—	—	545	101	646

Net amount recognized	$(202)	$(133)	$(335)	$354	$78	$432

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

The following table presents information about the projected benefit obligation, accumulated benefit obligation and plan assets of the Company’s pension plans.

	December 31, 2006 Measurement Date			October 31, 2006 Measurement Date			October 31, 2005 Measurement Date
	United States	Non-United States	Total	United States	Non-United States	Total	United States	Non-United States	Total
	(In millions)
Plans with ABO in excess of fair value of plan assets:
Projected benefit obligation	$1,024	$356	$1,380	$1,026	$432	$1,458	$1,032	$328	$1,360
Accumulated benefit obligation	1,022	337	1,359	1,024	409	1,433	1,030	308	1,338
Fair value of plan assets	832	238	1,070	824	295	1,119	813	249	1,062

Plans with fair value of assets in excess of ABO:
Projected benefit obligation	$—	$139	$139	$—	$73	$73	$—	$66	$66
Accumulated benefit obligation	—	127	127	—	64	64	—	58	58
Fair value of plan assets	—	146	146	—	77	77	—	71	71

Total projected benefit obligation	$1,024	$495	$1,519	$1,026	$505	$1,531	$1,032	$394	$1,426
Total accumulated benefit obligation	1,022	464	1,486	1,024	473	1,497	1,030	366	1,396
Total plan assets	832	384	1,216	824	372	1,196	813	320	1,133

Weighted-Average Assumptions Used to Determine Benefit Obligation

The following table presents weighted average assumptions used to determine the benefit obligations as of the measurement dates noted.

	December 31, 2006 Measurement Date	October 31, 2006 Measurement Date	October 31, 2005 Measurement Date
United States Plan
Discount rate	5.90%	5.85%	5.80%
Rate of compensation increase	5.41%	5.41%	5.44%

Non-United States Plans
Discount rate	4.95%	4.78%	5.20%
Rate of compensation increase	3.90%	3.90%	3.69%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

Components of Net Periodic Pension Cost

The following table presents the components of net periodic pension cost for the periods noted.

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
	(In millions)
Service cost	$5	$22	$25	$25
Interest cost	14	66	79	77
Expected return on plan assets	(15)	(67)	(80)	(73)
Amortization of transition amount	—	—	(1)	(1)
Amortization of prior service cost	—	5	4	—
Amortization of actuarial loss	—	41	49	49
Curtailment/settlement loss	—	1	—	1

Net periodic benefit cost	$4	$68	$76	$78

Weighted-Average Assumptions Used to Determine Net Periodic Pension Cost

The following table presents weighted average assumptions as determined at the measurement dates noted.

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
United States Plans
Discount rate	5.85%	5.80%	5.85%	6.25%
Expected return on plan assets	8.00%	7.50%	7.50%	8.00%
Rate of compensation increase	5.41%	5.44%	5.44%	6.00%

Non-United States Plans
Discount rate	4.78%	5.10%	5.59%	5.70%
Expected return on plan assets	6.94%	6.68%	6.70%	6.70%
Rate of compensation increase	3.90%	3.69%	3.72%	3.80%

The expected return on plan assets assumption is derived by taking into consideration the current plan asset allocation, historical rates of return on those assets and projected future asset class returns. An asset return model is used to develop an expected range of returns on plan investments over a 20 year period, with the expected rate of return selected from a best estimate range within the total range of projected results. The result is then rounded to the nearest 25 basis points.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

Other Comprehensive Income

For the two month period ended December 31, 2006, the Company recognized net actuarial gains of $32 million on the balance sheet, recorded as a $4 million increase in prepaid pension cost and a $28 million decrease in accrued pension cost. This amount was recorded as a credit to other comprehensive income ($20 million net of tax). An insignificant amount of the $32 million balance in other comprehensive income is expected to be recognized as net periodic pension cost during 2007.

For the ten month period ended October 31, 2006, there were no amounts recognized in other comprehensive income. All amounts previously recorded in other comprehensive income were reversed as part of fresh-start accounting.

During 2005 and 2004, adjustments to the additional minimum liability resulted in other comprehensive income of $48 million and other comprehensive loss of $38 million, respectively.

Plan Assets

Asset allocations for the United States pension plan are presented below.

Asset Category	December 31, 2006 Measurement Date	October 31, 2006 Measurement Date	October 31, 2005 Measurement Date
Equity	42%	40%	38%
Fixed income and cash equivalents	56%	58%	62%
Real estate	2%	2%	0%

During 2004 and the first eleven months of 2005, the investment policy was to have plan assets, excluding contributions made from 2003 to 2007, invested 50% in equity securities and 50% in a bond portfolio whose duration approximately matches expected benefit payments after 2007. In December 2005, the investment policy was revised so that the target asset allocation, excluding contributions made through 2007, is made up of 45% debt securities, 40% equity securities, 10% real estate and 5% real assets. This change did not impact the expected return on plan asset assumption selected at the October 31, 2005 measurement date. Contributions made from 2003 to 2007, have been invested in an index fund which replicates the return of the Lehman Aggregate Bond Index Fund.

Estimated Future Benefit Payments

The following table shows estimated future benefit payments from the Company’s pension plans:

Year	Estimated Benefit Payments
(In millions)
2007	105
2008	109
2009	110
2010	110
2011	110
2012-2016	564

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

18.    PENSION PLANS (continued)

Contributions

Owens Corning expects to contribute approximately $100 million in cash to the United States pension plan during 2007 and approximately $10 million to non-United States plans. Actual contributions to the plans may change as a result of a variety of factors, including changes in laws that impact funding requirements.

Defined Contribution Plans

The Company sponsors two defined contribution plans which are available to substantially all United States employees. The Company matches a percentage of employee contributions up to a maximum level. The Successor recognized expense of $4 million during the two months ended December 31, 2006, and the Predecessor recognized expense of $25 million during the ten month period ending October 31, 2006, $25 million during 2005, and $22 million during 2004, for matching contributions to these plans.

Impact of Adopting SFAS 158

SoP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, requires that a company, at the time it adopts fresh-start accounting, adopt changes in accounting principles that will be required in the financial statements within twelve months. As a result, the Company adopted the provisions of SFAS 158, including the requirement to measure plan assets and benefit obligations as of the date of the Company’s fiscal year end, upon emergence from bankruptcy. Because the accounting for pension plans under fresh-start accounting, specifically SFAS 141, “Business Combinations”, requires a company to record the pension asset or liability as the difference between the projected benefit obligation and plan assets, there was no impact of adopting SFAS 158.

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company and its subsidiaries maintain health care and life insurance benefit plans for certain retired employees and their dependents. The health care plans in the United States are non-funded and pay either (1) stated percentages of covered medically necessary expenses, after subtracting payments by Medicare or other providers and after stated deductibles have been met, or (2) fixed amounts of medical expense reimbursement.

Employees become eligible to participate in the United States health care plans upon retirement if they have accumulated 10 years of service after age 45, 48, or 50, depending on the category of employee. Effective January 1, 2006, the Predecessor significantly reduced the subsidy for post-65 retiree health care coverage, except for certain grandfathered groups. For employees hired after December 31, 2005, the Predecessor does not provide subsidized retiree health care. Some of the plans are contributory, with some retiree contributions adjusted annually. The Company has reserved the right to change or eliminate these benefit plans subject to the terms of collective bargaining agreements.

The Company adopted the provisions of SFAS 158, including the requirement to measure plan assets and benefit obligations as of the date of the Company’s fiscal year end, upon emergence from bankruptcy. Prior to adoption of SFAS 158, the Company used an October 31 measurement date.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSION          (continued)

The following tables provide a reconciliation of the change in the accumulated benefit obligation and amounts recognized in the Consolidated Balance Sheet for the period from October 31, 2006 to December 31, 2006:

	Successor
	December 31, 2006 Measurement Date
	United States Plans	Non-United States Plans	Total
	(In millions)
Change in Accumulated Postretirement Benefit Obligation

Benefit obligation at October 31, 2006	$302	$26	$328
Service cost	1	—	1
Interest cost	3	—	3
Actuarial gain	(1)	—	(1)
Currency gain	—	(1)	(1)
Benefits paid	(3)	—	(3)

Benefit obligation at December 31, 2006	$302	$25	$327

Funded status	$(302)	$(25)	$(327)

Amounts Recognized in the Consolidated Balance Sheet

Accrued benefit obligation – current	$(24)	$(1)	$(25)
Accrued benefit obligation – noncurrent	(278)	(24)	(302)

Net amount recognized	$(302)	$(25)	$(327)

Amounts Recorded in Accumulated Other Comprehensive Income

Net actuarial gain	$(1)	$—	$(1)

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSION          (continued)

	Predecessor
	October 31, 2006 Measurement Date			October 31, 2005 Measurement Date
	United States Plans	Non-United States Plans	Total	United States Plans	Non-United States Plans	Total
	(In millions)
Change in Accumulated Postretirement Benefit Obligation

Benefit obligation at beginning of period	$359	$24	$383	$448	$21	$469
Service cost	4	—	4	9	—	9
Interest cost	16	1	17	24	1	25
Amendments	(40)	—	(40)	(42)	—	(42)
Actuarial (gain) loss	(18)	1	(17)	(51)	2	(49)
Currency loss	—	1	1	—	1	1
Benefits paid	(20)	(1)	(21)	(29)	(1)	(30)
Medicare Part D reimbursement	1	—	1	—	—	—

Benefit obligation at end of period	$302	$26	$328	$359	$24	$383

Funded status	$(302)	$(26)	$(328)	$(359)	$(24)	$(383)
Unrecognized net actuarial loss	—	—	—	22	6	28
Unrecognized prior service cost	—	—	—	(58)	—	(58)
Benefit payments made subsequent to October 31, 2005 measurement date	N/A	N/A	N/A	3	—	3

Net amount recognized at October 31, 2006 and December 31, 2005, respectively	$(302)	$(26)	$(328)	$(392)	$(18)	$(410)

Amounts Recognized in the Consolidated Balance Sheet

Accrued benefit obligation – current	$(25)	$(2)	$(27)	$(28)	$(2)	$(30)
Accrued benefit obligation – noncurrent	(277)	(24)	(301)	(364)	(16)	(380)

Net amount recognized	$(302)	$(26)	$(328)	$(392)	$(18)	$(410)

Weighted-Average Assumptions Used to Determine Benefit Obligations

The following table presents the discount rates used to determine the benefit obligations as of the measurement dates noted.

	December 31, 2006 Measurement Date	October 31, 2006 Measurement Date	October 31, 2005 Measurement Date
United States Plans	5.80%	5.80%	5.80%
Non-United States Plans	5.05%	5.00%	5.25%

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSION          (continued)

Components of Net Periodic Postretirement Benefit Cost

The following table presents the components of net periodic postretirement benefit cost for the periods noted.

	Successor	Predecessor
	2 Months Ended December 31, 2006	10 Months Ended October 31, 2006	12 Months Ended December 31, 2005	12 Months Ended December 31, 2004
	(In millions)
Service cost	$1	$4	$9	$9
Interest cost	3	17	25	28
Amortization of prior service cost	—	(11)	(6)	(6)
Amortization of actuarial loss	—	1	3	6

Net periodic postretirement benefit cost	$4	$11	$31	$37

Weighted-Average Assumptions Used to Determine Net Periodic Postretirement Benefit Cost

The following table presents the discount rates used to determine net periodic postretirement benefit cost for the periods noted.

	Successor	Predecessor
	2 Months Ended December 31, 2006	10 Months Ended October 31, 2006	12 Months Ended December 31, 2005	12 Months Ended December 31, 2004
United States Plans	5.80%	5.80%	5.85%	6.25%
Non-United States Plans	5.00%	5.25%	5.85%	6.25%

The following table presents health care cost trend rates used to determine net periodic postretirement benefit cost for the periods noted, as well as information regarding the ultimate rate and the year in which the ultimate rate is reached.

	Successor	Predecessor
	2 Months Ended December 31, 2006	10 Months Ended October 31, 2006	12 Months Ended December 31, 2005	12 Months Ended December 31, 2004
United States Plans
Initial rate at end of year	9.00%	10.00%	8.00%-9.50%	9.00%-11.00%
Ultimate rate	4.75%	5.00%	5.00%	5.00%
Year in which ultimate rate is reached	2014	2010	2007	2008
Non-United States Plans
Initial rate at end of year	7.80%	10.00%	10.00%	8.90%
Ultimate rate	4.50%	5.00%	4.50%	4.50%
Year in which ultimate rate is reached	2009	2009	2009	2008

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSION          (continued)

The health care cost trend rate assumption can have a significant effect on the amounts reported. To illustrate, a one-percentage point change in the December 31, 2006 assumed health care cost trend rate would have the following effects.

	1-Percentage Point
	Increase	Decrease
	(In millions)
Increase (decrease) in total service cost and interest cost components of net periodic postretirement benefit cost	0.2	(0.2)
Increase (decrease) of accumulated postretirement benefit obligation	15.4	(14.0)

Other Comprehensive Income

For the two month period ended December 31, 2006, the Company recognized net actuarial gains of approximately $1 million on the balance sheet. This amount was recorded as a credit to other comprehensive income ($800 thousand net of tax). None of the $1 million balance in other comprehensive income is expected to be recognized as net periodic postretirement benefit cost during 2007.

Estimated Future Benefit Payments

The following table shows estimated future benefit payments from the Company’s postretirement benefit plans:

Year	Estimated Benefit Payments Before Medicare Subsidy	Estimated Medicare Subsidy	Estimated Benefit Payments Net of Medicare Subsidy
	(In millions)
2007	$ 28	$ (3)	$ 25
2008	29	(3)	26
2009	29	(3)	26
2010	30	(3)	27
2011	30	(3)	27
2012-2016	146	(11)	135

Impact of Adopting SFAS 158

SoP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”, requires that a company, at the time it adopts fresh-start accounting, adopt changes in accounting principles that will be required in the financial statements within twelve months. As a result, the Company adopted the provisions of SFAS 158, including the requirement to measure the benefit obligation as of the date of the Company’s fiscal year end, upon emergence from bankruptcy. Because the accounting for other postretirement benefit plans under fresh-start accounting, specifically SFAS 141, requires a company to record a liability equal to the accumulated postretirement benefit obligation, there was no impact of adopting SFAS 158.

Plan Amendment

During the third quarter of 2005, the Predecessor announced plans to amend certain provisions of the United States postretirement health care plans, effective January 1, 2006. Depending on the category of the employee, the changes consist of discontinuing subsidized post-65 retiree health care coverage, except for certain

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19.    POSTEMPLOYMENT AND POSTRETIREMENT BENEFITS OTHER THAN PENSION          (continued)

grandfathered groups, and providing only non-subsidized retiree health care coverage for employees hired after December 31, 2005. The changes to the plan resulted in a net decrease of the accumulated postretirement benefit obligation of $42 million. This amount was accounted for as prior service cost, and a portion was amortized into net periodic postretirement benefit cost in the first ten months of 2006. The remaining gain was subsequently recognized upon adoption of fresh-start accounting.

Medicare Prescription Drug, Improvement and Modernization Act of 2003

In December 2003, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “MPD Act”) became law. The MPD Act establishes a prescription drug benefit under Medicare, known as “Medicare Part D”, as well as a federal subsidy to sponsors of retiree healthcare benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. In May 2004, the FASB issued FASB Staff Position No. FAS 106-2, “Accounting for the Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (“FAS 106-2”), which became effective for the first interim period beginning after June 15, 2004.

During the third quarter of 2004, the Predecessor’s independent actuary performed a measurement of the effects of the MPD Act on the APBO for certain Predecessor retiree healthcare plans. As a result of the measurement, it was determined that benefits provided by those plans were at least actuarially equivalent to Medicare Part D. The determination was based on application of proposed regulations set forth by the Center for Medicare and Medicaid Services (CMS) in August 2004. In January 2005, the CMS released final guidance on determining actuarial equivalence. The final regulations did not have a significant impact on the calculations previously provided by the actuary, and the Predecessor expected to be entitled to the subsidy on the plans deemed eligible for the subsidy in all years after 2005.

The Predecessor adopted the provisions of the MPD Act on a retrospective basis, which required remeasurement of plan assets and the APBO as of December 31, 2003. In accordance with the implementation guidance provided by FAS 106-2, the effects of the remeasurement impacted the Predecessor’s financial statements beginning on March 1, 2004. The remeasurement of plan assets and the APBO resulted in a $24 million decrease in the plan’s APBO, which was treated as an actuarial gain and was recognized through net periodic postretirement benefit expense through October 31, 2006, at which time the remaining portion of the unrecognized gain was recognized upon adoption of fresh-start accounting.

Postemployment Benefits

The Company may also provide benefits to former or inactive employees after employment but before retirement under certain conditions. These benefits include continuation of benefits such as health care and life insurance coverage. The accrued postemployment benefits liability at December 31, 2006, October 31, 2006 and December 31, 2005 were $28 million, $28 million and $32 million, respectively, including current liabilities of $5 million in all years. The net periodic postemployment benefit expense was approximately $1 million for the two months ended December 31, 2006, $3 million for the ten months ended October 31, 2006, and $6 million for the year ended December 31, 2005.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20.    CONTINGENT LIABILITIES AND OTHER MATTERS

Resolution of Asbestos Liabilities

As described in greater detail in Note 1 to the Consolidated Financial Statements, under the terms of the Debtors’ confirmed Plan and the Confirmation Order, asbestos personal injury claims against each of OCD and Fibreboard will be administered, and distributions on account of such claims will be made, exclusively from the 524(g) Trust that has been established and funded pursuant to the Plan. In addition, all asbestos property damage claims against OCD or Fibreboard either (i) have been resolved, (ii) pursuant to the Plan, will be resolved along with certain other unsecured claims for an aggregate amount within the Company’s Non-Tax Bankruptcy Reserve at December 31, 2006, or (iii) are barred pursuant to the Plan and Confirmation Order. Accordingly, other than the limited number and value of property damage claims being resolved pursuant to clause (ii) above, the Company has no further asbestos liabilities.

Other Bankruptcy Related-Matters

In accordance with the terms of the Plan, the Company has established a Disputed Distribution Reserve (as defined in the Plan) funded in the amount of approximately $85 million, which is reflected as restricted cash on the consolidated balance sheets, for the potential payment of certain non-tax claims against the Debtors that were disputed as of the Effective Date. This reserve is reflected in the current section of the consolidated financial statements. See Note 1 to the Consolidated Financial Statements for a discussion of certain other bankruptcy-related matters.

Tax Matters

Owens Corning’s federal income tax returns typically are audited by the IRS in multi-year audit cycles. The audit for the years 1992-1995 was completed in late 2000. Due to OCD’s Chapter 11 filing in 2000, the IRS also accelerated and completed the audit for the years 1996-1999 by March of 2001. As a result of these audits and unresolved issues from prior audit cycles, the IRS asserted claims for unpaid income taxes plus interest thereon. As a result of settlement negotiations, in the fourth quarter of 2004 the Company and the IRS reached an agreement in principle to settle such claims in return for total settlement payments by the Company of approximately $69 million, plus interest. The settlement was approved by the USBC by Order dated November 15, 2004 and by the Congressional Joint Committee on Taxation on May 17, 2005. The Company has estimated the interest applicable to the settlement to be approximately $30 million. However, the IRS has computed such interest to be approximately $71 million. The Company is in the process of reconciling the differences between the two interest computations and has entered into negotiations with the IRS to resolve the continuing differences. Pending the outcome of such negotiations the Company has recorded the entire interest amount as computed by the IRS in its consolidated balance sheets.

Securities and Certain Other Litigation

On or about September 2, 2003, certain of OCD’s directors and officers were named as defendants in a lawsuit captioned Kensington International Limited, et al. v. Glen Hiner, et al. in the Supreme Court of the State of New York, County of New York. OCD is not named in the lawsuit. The suit, which was brought by Kensington International Limited and Springfield Associates, LLC, two assignees of lenders under OCD’s pre-petition credit facility, alleged causes of action (1) against all defendants for breach of fiduciary duty, and (2) against certain defendants for fraud in connection with certain loans made under the pre-petition credit facility. The complaint sought an unspecified amount of damages. On February 7, 2005, all defendants filed a joint motion to dismiss. A hearing on the motion to dismiss was held on May 2, 2005, and the motion to dismiss was granted by the USBC on August 22, 2006. On October 20, 2006, the New York court entered an order and judgment dismissing the

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20.    CONTINGENT LIABILITIES AND OTHER MATTERS (continued)

New York complaint in its entirety and on November 22, 2006, the plaintiffs filed an appeal of the order and judgment, and such appeal is pending. The named officer and director defendants have each filed contingent indemnification claims with respect to such litigation against OCD.

On September 1, 2006, various members of OCD’s Investment Review Committee were named as defendants in a lawsuit captioned Brown v. Owens Corning Investment Review Committee, et al., in the United States District Court for the Northern District of Ohio (Western Division). OCD is not named in the lawsuit but such individuals would have a contingent indemnification claim against OCD. The suit, brought by former employees of OCD, was brought under ERISA alleging that the defendants breached their fiduciary duties to certain pension benefit plans and to class members in connection with investments in an OCD company common stock fund. A motion to dismiss was filed on behalf of the defendants on March 5, 2007.

Environmental Liabilities

We have been deemed by the Environmental Protection Agency (“EPA”) to be a Potentially Related Party (“PRP”) with respect to certain sites under the Comprehensive Environmental Response, Compensation and Liability Act. We have also been deemed a PRP under similar state or local laws. In other instances, other PRPs have brought suits against us as a PRP for contribution under such federal, state or local laws. At December 31, 2006, a total of 61 such PRP designations remained unresolved by us. In most cases, we are only one of many PRPs with potential liability for investigation and remediation at the applicable site. We are also involved with environmental investigation or remediation at a number of other sites at which we have not been designated a PRP.

We estimate a reserve in accordance with accounting principles generally accepted in the United States to reflect environmental liabilities that have been asserted or are probable of assertion, in which liabilities are probable and reasonably estimable. At December 31, 2006, our reserve for such liabilities was $13 million. We will continue to review our environmental reserve and make such adjustments as appropriate.

21.    STOCK COMPENSATION PLANS

On October 31, 2006, all stock and stock options of the Predecessor company were extinguished in accordance with the Plan.

2006 Stock Plan

In conjunction with the confirmation of the Plan, the Company’s 2006 Stock Plan was approved by the USBC. In accordance with Section 303 of the Delaware General Corporation Law, such approval constituted stockholder approval of the 2006 Stock Plan. The 2006 Stock Plan became effective on October 31, 2006, the date that the Debtors emerged from Chapter 11 Bankruptcy.

The 2006 Stock Plan authorizes future grants of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, bonus stock awards and performance stock awards to be made pursuant to the plan. At December 31, 2006, the maximum number of shares remaining available under the 2006 Stock Plan for all stock awards was 3,696,250 shares.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

21.    STOCK COMPENSATION PLANS (continued)

Stock Options

The exercise price of each option awarded under the Plan equals the market price of the Company’s common stock on the date of grant and an option’s maximum term is 10 years. Shares issued from the exercise of options are recorded in the common stock accounts at the option price. The awards and vesting periods of such awards are determined at the discretion of the Compensation Committee of the Board of Directors. The volatility assumption was based on a benchmark study of our peers.

The Company calculates a weighted-average grant date fair value, using a Black-Scholes valuation model for options granted. The weighted-average grant date fair value of share options granted during the two months ended December 31, 2006 was $10.99. Since no stock options were exercised during the two months ended December 31, 2006, the total aggregate intrinsic value of share options exercised during the two months ended December 31, 2006 was $0. The following table summarizes the assumptions that were used in the Company’s Black-Scholes valuation model to estimate the grant date fair value of options granted:

Successor
2006
Expected volatility	34.00%
Expected dividends	1.49%
Expected term (in years)	6.5
Risk-free rate	4.59%

The following table summarizes our share option activity during the two months ended December 31, 2006:

	Successor
	2006
	Number of Shares	Weighted- Average Exercise Price
Outstanding at beginning of period	—	$—
Options granted	2,127,100	30.00
Options exercised	—	—
Options forfeited	(4,000)	30.00

Outstanding at December 31, 2006	2,123,100	30.00

The following table summarizes information about options outstanding and exercisable at December 31, 2006:

	Options Outstanding			Options Exercisable
Weighted-Average
		Remaining Contractual Life	Exercise Price		Weighted-Average Exercise Price
Range of Exercise Prices	at 12/31/06			at 12/31/06
$30.00 – $30.00	2,123,100	9.83	$30.00	—	$30.00

During the two months ended December 31, 2006, the Company recognized expense of $1 million related to the Company’s stock options. The total aggregate intrinsic value of options outstanding as of December 31, 2006 was $23 million.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

21.    STOCK COMPENSATION PLANS (continued)

Restricted Stock Awards and Restricted Stock Units

Compensation expense for restricted stock awards is measured based on the market price of the stock on the date of grant and is recognized on a straight-line basis over the vesting period. Stock restrictions are subject to alternate vesting plans for death, disability, approved early retirement and involuntary termination, over various periods commencing in 2009.

A summary of the status of the Company’s plans that had stock issued as of December 31, 2006 and changes during the two months ended December 31, 2006 are presented below:

	2006
	Number of Shares	Weighted-Average Grant-Date Fair Value
Outstanding at beginning of period	—	$—
Granted	3,057,050	30.00
Vested	(500)	30.00
Forfeited	(26,400)	30.00

Outstanding at December 31, 2006	3,030,150	30.00

During the two months ended December 31, 2006, the Company recognized expense of $5 million related to the Company’s restricted stock awards. As of December 31, 2006, there was $68 million of total unrecognized compensation cost related to restricted stock awards. That cost is expected to be recognized over a weighted average period of 2.83 years. The total fair value of shares vested during the two months ended December 31, 2006 was less than $1 million.

SARs

SARs represent the opportunity to receive stock or cash or a combination thereof based upon appreciation of stock price above a reference price. The SARs can be issued in tandem with Incentive Stock Options or free-stranding. If the SARs are issued in tandem, then the base price shall be the purchase price per share of Common Stock of the related option. If the SARs are issued free-standing, then the base price shall be determined by the Compensation Committee. At December 31, 2006, the Company had no SARs outstanding and none were granted during 2006.

Bonus Stock Awards

Bonus stock is an award granted by the Compensation Committee that is not subject to performance measures or restriction periods. The stock is issued at the fair value of the stock on the grant date. At December 31, 2006, the Company had no bonus stock awards outstanding and none were granted during 2006.

Performance Stock Awards

Performance stock awards provide the holder the opportunity to earn unrestricted stock based upon achievement of specified goals within a designated performance period. The performance shares and measures are determined

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

21.    STOCK COMPENSATION PLANS (continued)

by the Compensation Committee. The share awards which are determined by the Compensation Committee can be Common Stock or cash or a combination thereof. The settlement of any single performance share award for a performance period shall not exceed $7 million with respect to the cash payment for such award, and shall not exceed 300,000 shares of Common Stock, with respect to the Common Stock payment for such award. At December 31, 2006, the Company had no performance share awards outstanding and none were awarded during 2006.

22.    WARRANTS

On the Effective Date, holders of certain subordinated claims against the Debtors and holders of old OCD common stock received warrants, exercisable within seven years of the Effective Date to purchase the Company’s new common stock. The holders of such subordinated claims received their pro-rata Share of Series A warrants (representing the right to purchase one share of the Company’s new common stock for $43.00). The holders of OCD common stock received their pro-rata Share of Series B warrants (representing the right to purchase one share of the Company’s new common stock for $45.25). The Company issued 15.7 million Series A warrants and 7.8 million Series B warrants on the Effective Date, of which 15.7 million Series A warrants and 7.8 million Series B warrants remain outstanding as of December 31, 2006. The Company has accounted for these warrants as equity instruments in accordance with Emerging Issues Task Force 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” since there is no option for cash or net-cash settlement when the warrants are exercised. Future exercises will reduce the amount of warrants outstanding. Exercises will increase the amount of common stock outstanding and additional paid in capital.

The aggregate fair value of the warrants at October 31, 2006 of $142.6 million and $60.2 million for the Series A warrants and Series B warrants, respectively, was estimated on the Effective Date. The volatility assumption was based on a benchmark study of our peers. The Company used the Black-Scholes valuation method with the following assumptions:

	Warrants
	Series A	Series B
Expected annual dividends	1.49%	1.49%
Risk free interest rate	4.6%	4.6%
Expected term (in years)	7.00	7.00
Volatility	34.0%	34.0%

Since the Effective Date, no Series A warrants or Series B warrants were exercised into common stock.

23.    DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL          INSTRUMENTS

The Company is exposed to the impact of changes in commodity prices and foreign currency exchange rates in the normal course of business. The Company’s risk management program is designed to manage the exposure and volatility arising from these risks by offsetting them with gains and losses on derivative financial instruments. The policy of the Company is to use derivative financial instruments only to the extent necessary to hedge identified business risks. The Company does not enter into such transactions for trading purposes.

The Company generally does not require collateral or other security with counter parties to these financial instruments and is therefore subject to credit risk in the event of nonperformance; however, the Company monitors credit risk and currently does not anticipate nonperformance by other parties. Contracts with counter

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

23.    DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL          INSTRUMENTS (continued)

parties contain right of setoff provisions. These provisions effectively reduce the Company’s exposure to credit risk in situations where the Company has gain and loss positions outstanding with a single counter party. Positions under such provisions are reported on a net basis in the Consolidated Balance Sheet.

The Company performs an analysis for effectiveness of its derivative financial instruments at the end of each quarter based on the terms of the contract and the underlying item being hedged. Any portion of the change in fair value of the derivative that is determined to be ineffective is recorded as other income (loss) in the Consolidated Statement of Income (Loss).

Assets and liabilities designated as hedged items are assessed for impairment or for the need to recognize an increased obligation, respectively, according to generally accepted accounting principles that apply to those assets or liabilities. Such assessments are made after hedge accounting has been applied to the asset or liability and exclude a consideration of (1) any anticipated effects of hedge accounting and (2) the fair value of any related hedging instrument that is recognized as a separate asset or liability. The assessment for an impairment of an asset, however, includes a consideration of the losses that have been deferred in other comprehensive income (“OCI”) as a result of a cash flow hedge of that asset.

Cash Flow Hedges

The Company uses forward and swap contracts, which qualify as cash flow hedges, to manage forecasted exposure to foreign exchange and natural gas price risk. The effective portion of the change in the fair value of cash flow hedges is deferred in accumulated OCI and is subsequently recognized in other income (loss) for foreign exchange hedges, and in cost of sales for commodity hedges, when the hedged item impacts earnings. The ineffective portion is recognized in other income (loss). The ineffective portion of changes in the fair value of cash flow hedges recognized was less than $1 million in the two months ended December 31, 2006, was a $12 million loss in the ten months ended October 31, 2006, was $9 million of income in 2005 and less than $1 million in 2004.

The Company typically enters into financial instruments that mature within thirty-six months. As of December 31, 2006, approximately $8 million of unrealized losses on financial instruments included in accumulated OCI in the Consolidated Balance Sheets relate to contracts that will impact earnings during the next twelve months. Transactions and events that are expected to occur over the next twelve months that will necessitate recognizing these deferred losses include actual foreign currency denominated sales or purchases and, for commodity hedges, the recognition of the hedged item through earnings.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

23.	DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Summary of OCI Activity

The following table summarizes activity in OCI resulting from the Company’s cash flow hedging activities for the periods noted.

	Successor	Predecessor
	Two Months Ended December 31, 2006	Ten Months Ended October 31, 2006	Year Ended December 31, 2005
	(In millions)
Beginning balance – (gains) losses	$—	$(16)	$7
(Increase) decrease in fair value of derivatives	8	41	(49)
Reclassification from OCI	—	(11)	26
Fresh-start accounting adjustment	N/A	(14)	N/A

Ending balance – (gains) losses	$8	$—	$(16)

The Company adopted fresh-start accounting as of October 31, 2006. As a result of fresh-start accounting, all derivatives designated in cash flow hedges were adjusted to fair value as of the Effective Date and all associated amounts in OCI were adjusted to zero. The net adjustment to OCI was a credit of $14 million.

Fair Value Hedges

The Company uses forward currency exchange contracts, which qualify as fair value hedges, to manage existing exposures to foreign exchange risk related to assets and liabilities recorded in the Consolidated Balance Sheets. Gains and losses resulting from the changes in fair value of these instruments are recorded in other income (loss), the effect of which was not material in any year presented. The fair value of these instruments, which are recorded as other current assets in the Consolidated Balance Sheets, was not material for any dates presented.

Other Financial Instruments with Off-Balance-Sheet Risk

As of December 31, 2006, the Successor was contingently liable for guarantees of indebtedness owed by unconsolidated affiliates of approximately $8 million, and indebtedness owed by a third party of approximately $3 million. Subject to the forgoing, the Company is of the opinion that its affiliates and the third party will be able to perform under their respective payment obligations in connection with such guaranteed indebtedness and that no payments will be required and no losses will be incurred by the Company.

As of December 31, 2005, the Predecessor was contingently liable for guarantees of indebtedness owed by unconsolidated affiliates of approximately $9 million, and indebtedness owed by a third party of approximately $3 million.

The Company enters into standby letters of credit agreements to guarantee various operating activities. These agreements provide credit availability to beneficiaries if certain contractual events occur. As of December 31, 2006, the Successor had approximately $224 million of unused letters of credit outstanding. As of December 31, 2005 and 2004, the Predecessor had unused letters of credit outstanding of $144 million and $102 million, respectively. Substantially all of the agreements outstanding at December 31, 2006 expire in 2007.

Concentrations of Credit Risk

As of December 31, 2006 and 2005, one customer’s balance exceeded 10% of the consolidated trade receivables balance. As of such dates, that customer’s balance represented approximately 11% and 16%, respectively, of trade receivables. Virtually all amounts with this customer were current.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

23.	DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Fair Value of Financial Instruments

The following methods and assumptions were used to determine the fair value of each category of financial instruments:

Cash and short-term financial instruments

The carrying amount approximates fair value due to the short maturity of these instruments.

Restricted cash – asbestos and insurance related

The fair values of cash and marketable securities classified as restricted cash have been determined by traded market values or by obtaining quotations from brokers.

Restricted cash, securities and other – Fibreboard

The fair values of cash and marketable securities in the Fibreboard Settlement Trust have been determined by traded market values or by obtaining quotations from brokers.

Long-term notes receivable

The fair value has been calculated using the expected future cash flows discounted at market interest rates.

Long-term debt

The fair value of the Company’s long-term debt has been calculated based on quoted market prices for the same or similar issues, or on the current rates offered to the Company for debt of the same remaining maturities.

The Company believes that the carrying amounts reasonably approximate the fair values of financial instruments. These financial instruments include long-term notes receivable of $18 million and $16 million as of December 31, 2006 and 2005, respectively, and long-term debt of $1.3 billion and $36 million as of December 31, 2006 and 2005, respectively.

Fair Value of Derivative Financial Instruments

Forward currency exchange contracts and financial guarantees

The fair values of forward currency exchange contracts and financial guarantees are based on the estimated cost to acquire similar agreements or on the estimated cost to terminate these agreements or otherwise settle the obligations with the counter parties at the reporting date.

Commodity swap contracts

The fair values of natural gas commodity contracts are calculated based on traded market values.

The carrying value for all derivative financial instruments approximates the Company’s estimates of fair value.

As of December 31, 2006 and 2005, the Company is contingently liable for guarantees of indebtedness owed by certain unconsolidated affiliates. There is no market for these guarantees and they were issued without explicit cost. Therefore, establishing their fair values is not practicable.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

24.    QUARTERLY FINANCIAL INFORMATION (unaudited)

	Predecessor				Successor
	Quarter			One Month Ended October 31, 2006	Two Months Ended December 31, 2006

	First	Second	Third
	(In millions, except per share data)
2006

Net sales	$1,601	$1,722	$1,661	$568	$909
Cost of sales	1,332	1,426	1,368	470	799

Gross margin	269	296	293	98	110
Credit for asbestos litigation recoveries	(3)	—	(10)	—	—
Income (loss) from operations	115	168	159	51	(60)
Interest expense, net	65	86	71	19	29
Gain on cancellation of liabilities subject to compromise	—	—	—	(5,864)	—
Fresh-start accounting adjustments	—	—	—	(3,049)	—
Income tax expense (benefit)	(10)	(169)	25	1,179	(28)
Net income (loss)	63	251	62	7,764	(65)
Net income (loss) per share:
Basic net income (loss) per share	$1.14	$4.54	$1.13	$140.4	$(0.51)
Diluted net income (loss) per share	$1.05	$4.19	$1.04	$129.61	$(0.51)

	Predecessor
	Quarter
	First	Second	Third	Fourth
	(In millions, except per share data)
2005

Net sales	$1,402	$1,590	$1,618	$1,713
Cost of sales	1,167	1,278	1,315	1,405

Gross margin	235	312	303	308
Provision (credit) for asbestos litigation claims (recoveries)	4,342	—	(1)	(74)
Income (loss) from operations	(4,281)	169	139	230
Interest expense, net	1	—	539	199
Income tax expense (benefit)	(48)	99	(134)	(304)
Net income (loss)	(4,237)	67	(267)	338
Net income (loss) per share:
Basic net income (loss) per share	$(76.59)	$1.22	$(4.82)	$6.11
Diluted net income (loss) per share	$(76.59)	$1.13	$(4.82)	$5.64

25.    ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4”, or SFAS No. 151. SFAS No. 151 amends the guidance in ARB No. 43 and clarifies accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This statement became effective for the Predecessor as of January 1, 2006. The effect of adoption of this standard was not material.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

25.    ACCOUNTING PRONOUNCEMENTS (continued)

In December 2004, the FASB issued a revised Statement of Financial Accounting Standards No. 123R, “Share-Based Payment.” This statement eliminates the intrinsic value method as an allowed method for valuing stock options granted to employees. Under the intrinsic value method, compensation expense was generally not recognized for the issuance of stock options. The revised statement requires compensation expense to be recognized in exchange for the services received based on the fair value of the equity instruments on the grant date. The Predecessor adopted the provisions of this statement during 2005. The effect of adoption of this standard was not material as none of the Predecessor’s previously issued stock-based awards were materially impacted.

In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” or FIN 47. This statement clarifies the meaning of the term “conditional asset retirement” as used in Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations,” and clarifies when an entity has sufficient information to reasonably estimate the fair value of an asset retirement obligation. The statement requires the accelerated recognition of certain asset retirement obligations when a fair value of such obligations can be estimated. This statement became effective for the Predecessor in the fourth quarter of 2005. The effect of adoption of this standard was not material.

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109,” or FIN 48. FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on a tax return, and it will likely cause greater volatility in the consolidated statement of income as more items are recognized discretely within income tax expense. This statement becomes effective for annual periods beginning after December 15, 2006. The Company established a reserve, which is consistent with the principles of FIN 48, at November 1, 2006 as a result of fresh-start accounting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within that fiscal year. The Company is in the process of evaluating the impact of adopting this statement.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB statements No. 87, 88, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 amends the guidance in various standards related to pensions and other post-retirement benefit plans. In addition to new disclosure requirements, this statement requires an employer to recognize the overfunded or underfunded status of a defined benefit post-retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This statement also requires the measurement of defined benefit plan assets and obligations as of the date of the employer’s fiscal year-end statement of financial position. The disclosure and recognition requirements of this statement become effective as of the end of the fiscal year ending after December 15, 2006 while the requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company adopted all of the provisions of this statement at the time we emerged from bankruptcy. In connection with emergence, the Company applied fresh-start accounting as required by SoP 90-7 and, therefore, all previously unrecognized pension and other postretirement actuarial gains and losses were recorded. Accordingly, the impact of adopting this statement was not be material to the financial statements.

OWENS CORNING AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

25.    ACCOUNTING PRONOUNCEMENTS (continued)

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements. It requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company’s financial statements and the related financial statement disclosures. The provisions of SAB 108 must be applied to annual financial statements no later than the first fiscal year ending after November 15, 2006. The Company has assessed the effect of adopting this guidance and has determined that there was no impact on our Consolidated Financial Statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FAS 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, including interim periods within that fiscal year. The Company is in the process of evaluating the impact of adopting this statement.

All prospective changes in accounting principles required to be adopted within 12 months of the date of emergence were adopted in conjunction with fresh-start accounting.

26. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

The following condensed consolidating financial statements present the financial information required with respect to those entities which guarantee certain of the Company’s debt. The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company’s share of the subsidiaries’ cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investment in subsidiaries and intercompany balances and transactions.

Guarantor and Nonguarantor Financial Statements

As further discussed in Note 17, Owens Corning issued $1.2 billion aggregate principal amount of Senior Notes. The Senior Notes are guaranteed, fully, unconditionally and joint and severally, by each of Owens Corning’s current and future 100% owned subsidiaries that are a borrower or a guarantor under Owens Corning’s Credit Facilities, which permits changes to the named guarantors in certain situations, (collectively, the “Guarantor Subsidiaries”). As disclosed in Note 1, Owens Corning became the holding company and ultimate parent company of OCD and the other Owens Corning companies on October 31, 2006, as a part of the restructuring that was conducted in connection with OCD’s emergence from bankruptcy. The remaining subsidiaries have not guaranteed the Senior Notes (collectively, the “Nonguarantor Subsidiaries”).

Owens Corning and Subsidiaries

Consolidating Statement of Income (Loss)

(in millions)

Two Months Ended December 31, 2006

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$687	$267	$(45)	$909
COST OF SALES	—	621	223	(45)	799

Gross margin	—	66	44	—	110

OPERATING EXPENSES
Marketing and administrative expenses	—	78	14	—	92
Science and technology expenses	—	30	—	—	30
Restructure costs	—	26	1	—	27
Chapter 11 related reorganization items	—	10	—	—	10
Employee emergence equity program	—	5	1	—	6
Other	—	6	(1)	—	5

Total operating expenses	—	155	15	—	170

INCOME (LOSS) FROM OPERATIONS	—	(89)	29	—	(60)
Interest expense (income), net	15	13	1	—	29

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(15)	(102)	28	—	(89)
Income tax expense (benefit)	(6)	(29)	7	—	(28)

INCOME (LOSS) BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	(9)	(73)	21	—	(61)
Equity in net earnings of subsidiaries	(56)	17		39	—
Minority interest and equity in net earnings (loss) of affiliates	—	—	(4)	—	(4)

NET INCOME (LOSS)	$(65)	$(56)	$17	$39	$(65)

Owens Corning and Subsidiaries

Consolidating Statement of Income (Loss)

(in millions)

Ten Months Ended October 31, 2006

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$4,622	$1,229	$(299)	$5,552
COST OF SALES	—	3,907	988	(299)	4,596

Gross margin	—	715	241		956

OPERATING EXPENSES
Marketing and administrative expenses	—	373	72	—	445
Science and technology expenses	—	43	7	—	50
Restructure costs	—	12	—	—	12
Chapter 11 related reorganization items	—	45	—	—	45
Gain on settlement of intercompany STC liabilities	—	(125)	125	—	—
Provision for asbestos litigation - Fibreboard	—	(13)	—	—	(13)
Other	—	(139)	63	—	(76)

Total operating expenses	—	196	267	—	463

INCOME (LOSS) FROM OPERATIONS	—	519	(26)	—	493
Interest expense (income), net	—	238	3	—	241

Gain on settlement of liabilities subject to compromise	—	(5,853)	(11)	—	(5,864)
Fresh-start accounting adjustments	—	(3,274)	225	—	(3,049)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	—	9,408	(243)	—	9,165
Income tax expense (benefit)	—	1,028	(3)	—	1,025

INCOME (LOSS) BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	—	8,380	(240)	—	8,140
Equity in net earnings of subsidiaries	8,140	(243)		(7,897)	—
Minority interest and equity in net earnings (loss) of affiliates	—	3	(3)		—

NET INCOME (LOSS)	$8,140	$8,140	$(243)	$(7,897)	$8,140

Owens Corning and Subsidiaries

Consolidating Statement of Income (Loss)

(in millions)

Twelve Months Ended December 31, 2005

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$5,402	$1,275	$(354)	$6,323
COST OF SALES	—	4,540	979	(354)	5,165

Gross margin	—	862	296	—	1,158

OPERATING EXPENSES
Marketing and administrative expenses	—	493	72	—	565
Science and technology expenses	—	51	7	—	58
Chapter 11 related reorganization items	—	45	—	—	45
Provision (credit) for asbestos litigation claims (recoveries) - Owens Corning	—	3,365	—	—	3,365
Provision (credit) for asbestos litigation claims (recoveries) - Fibreboard	—	902	—	—	902
Other	—	(93)	59	—	(34)

Total operating expenses	—	4,763	138	—	4,901

INCOME (LOSS) FROM OPERATIONS	—	(3,901)	158	—	(3,743)
Interest expense (income), net	—	739	—	—	739

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	—	(4,640)	158	—	(4,482)
Income tax expense (benefit)	—	(438)	51	—	(387)

INCOME (LOSS) BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	—	(4,202)	107	—	(4,095)
Equity in net earnings of subsidiaries	—	102		(102)
Minority interest and equity in net earnings (loss) of affiliates	—	1	(5)		(4)

NET INCOME (LOSS)	$—	$(4,099)	$102	$(102)	$(4,099)

Owens Corning and Subsidiaries

Consolidating Statement of Income (Loss)

(in millions)

Twelve Months Ended December 31, 2004

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET SALES	$—	$4,864	$1,148	$(337)	$5,675
COST OF SALES	—	4,117	869	(337)	4,649

Gross margin	—	747	279	—	1,026

OPERATING EXPENSES
Marketing and administrative expenses	—	466	64	—	530
Science and technology expenses	—	41	6	—	47
Chapter 11 related reorganization items	—	120	(66)	—	54
Provision (credit) for asbestos litigation claims (recoveries) - Owens Corning	—	(24)	—	—	(24)
Other	—	(48)	40	—	(8)

Total operating expenses	—	555	44	—	599

INCOME (LOSS) FROM OPERATIONS	—	192	235	—	427
Interest expense (income), net	—	2	(14)	—	(12)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	—	190	249	—	439
Income tax expense (benefit)	—	181	46	—	227

INCOME (LOSS) BEFORE MINORITY INTEREST AND EQUITY IN NET EARNINGS OF AFFILIATES	—	9	203	—	212
Equity in net earnings of subsidiaries	—	194	—	(194)	—
Minority interest and equity in net earnings (loss) of affiliates	—	1	(9)	—	(8)

NET INCOME (LOSS)	$—	$204	$194	$(194)	$204

Owens Corning and Subsidiaries

Condensed Consolidating Balance Sheet

(in millions)

As of December 31, 2006

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current
Cash and cash equivalents	$—	$906	$183	$—	$1,089
Accounts receivables, net	—	328	245	—	573
Due from affiliates	6	192	155	(353)	—
Inventories	—	579	170	—	749
Restricted cash - disputed claims reserve	—	85	—	—	85
Other current assets	—	27	29	—	56

Total current	6	2,117	782	(353)	2,552

Other
Restricted cash	—	—	—	—	—
Deferred income taxes	—	555	(6)	—	549
Pension-related assets	—	—	8	—	8
Goodwill	—	1,307	6	—	1,313
Intangible assets	—	1,191	107	—	1,298
Investment in affiliates	—	48	49	—	97
Investments in subsidiaries	4,948	884	—	(5,832)	—
Due from affiliates	—	28	—	(28)	—
Other noncurrent assets	18	55	59	—	132

Total other	4,966	4,068	223	(5,860)	3,397

Net plant and equipment
Land	—	115	73	—	188
Buildings and leasehold improvements	—	363	107	—	470
Machinery and equipment	—	1,225	507	—	1,732
Construction in progress	—	143	28	—	171

	—	1,846	715	—	2,561
Accumulated depreciation	—	(30)	(10)	—	(40)

Net plant and equipment	—	1,816	705	—	2,521

TOTAL ASSETS	$4,972	$8,001	$1,710	$(6,213)	$8,470

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT
Accounts payable and accrued liabilities	$(6)	$759	$328	$—	$1,081
Due from affiliates	—	137	216	(353)	—
Accrued interest	15	23	1	—	39
Short-term debt	—	1,390	11	—	1,401
Long-term debt - current portion	15	19	5	—	39

Total current	24	2,328	561	(353)	2,560
Long-term debt	1,262	1	33	—	1,296
Due from affiliates	—	—	28	(28)	—

OTHER
Pension Plan liability	—	192	120	—	312
Other employee benefits liability	—	300	25	—	325
Other	—	232	15	—	247

Total Other	—	724	160	—	884

LIABILITIES SUBJECT TO COMPROMISE	—	—	—	—	—

Company obligated securities of entities holding solely parent debentures - subject to compromise	—	—	—	—	—

MINORITY INTEREST	—	—	44	—	44

STOCKHOLDERS’ EQUITY (DEFICIT)
Successor Common Stock	1	—	—		1
APIC	3,733	5,004	867	(5,871)	3,733
Accum Deficit	(65)	(56)	17	39	(65)
Accum Other Comprehensive Income (loss)	17				17

Total stockholders’ deficit	3,686	4,948	884	(5,832)	3,686

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$4,972	$8,001	$1,710	$(6,213)	$8,470

Owens Corning and Subsidiaries

Condensed Consolidating Balance Sheet

(in millions)

As of December 31, 2005

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current
Cash and cash equivalents	$—	$1,378	$181	$—	$1,559
Accounts receivables, net	—	458	150	—	608
Due from affiliates	—	185	139	(324)
Inventories	—	320	157	—	477
Other current assets	—	47	14	—	61

Total current	—	2,388	641	(324)	2,705

Other
Restricted cash - asbestos and insurance related	—	189	—	—	189
Restricted cash, securities and other - Fibreboard	—	1,433	—	—	1,433
Deferred income taxes	—	1,433	(1)	—	1,432
Pension-related assets	—	387	84	—	471
Goodwill	—	66	149	—	215
Intangible assets	—	9	2	—	11
Investment in affiliates	—	39	38	—	77
Investments in subsidiaries	—	947	—	(947)	—
Other noncurrent assets	—	146	44	—	190

Total other	—	4,649	316	(947)	4,018

Net plant and equipment
Land	—	37	48	—	85
Buildings and leasehold improvements	—	593	203	—	796
Machinery and equipment	—	2,347	999	—	3,346
Construction in progress	—	121	56	—	177

	—	3,098	1,306	—	4,404
Accumulated depreciation	—	(1,724)	(668)	—	(2,392)

Net plant and equipment	—	1,374	638	—	2,012

TOTAL ASSETS	$—	$8,411	$1,595	$(1,271)	$8,735

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT
Accounts payable and accrued liabilities	$—	$797	$229	$—	$1,026
Due from affiliates	—	134	190	(324)	—
Accrued interest	—	735	6	—	741
Short-term debt	—	—	6	—	6
Long-term debt - current portion	—	1	12	—	13

Total current	—	1,667	443	(324)	1,786
Long-term debt	—	12	24	—	36
Due from affiliates	—	—	—	—

OTHER
Pension Plan liability	—	577	107	—	684
Other employee benefits liability	—	392	18	—	410
Other	—	190	9	—	199

Total Other	—	1,159	134	—	1,293

LIABILITIES SUBJECT TO COMPROMISE	—	13,520	—	—	13,520

Company obligated securities of entities holding solely parent debentures - subject to compromise	—	200	—	—	200

MINORITY INTEREST	—	—	47	—	47

STOCKHOLDERS’ EQUITY (DEFICIT)
Predecessor common stock	—	6	—	—	6
APIC	—	692	601	(601)	692
Accum Deficit	—	(8,546)	346	(346)	(8,546)
Accum Other Comprehensive Income (loss)	—	(299)	—	—	(299)

Total stockholders’ deficit	—	(8,147)	947	(947)	(8,147)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$—	$8,411	$1,595	$(1,271)	$8,735

Owens Corning and Subsidiaries

Consolidating Cash Flows

(in millions)

Two Months Ended December 31, 2006

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW FROM OPERATIONS	$—	$19	$(4)	$—	$15

NET CASH FLOW FROM INVESTING
Additions to plant and equipment	—	(60)	(17)	—	(77)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	—	—	—
Proceeds from the sale of assets or affiliates	—	—	—	—	—

Net cash flow from investing	—	(60)	(17)	—	(77)

NET CASH FLOW FROM FINANCING
Proceeds from long-term debt	—	24	5	(24)	5
Payments on long-term debt	—	—	(29)	24	(5)
Net increase (decrease) in short-term debt	—	—	1	—	1
Payments to pre-petition lenders	—	(55)	—	—	(55)

Net cash flow from financing	—	(31)	(23)	—	(54)

Effect of exchange rate changes on cash	—	—	—	—	—

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	(72)	(44)	—	(116)
Cash and cash equivalents at beginning of year	—	978	227	—	1,205

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$906	$183	$—	$1,089

Owens Corning and Subsidiaries

Consolidating Cash Flows

(in millions)

Ten Months Ended October 31, 2006

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW FROM OPERATIONS	$—	$(2,044)	$141	$—	$(1,903)

NET CASH FLOW FROM INVESTING
Additions to plant and equipment	—	(218)	(66)	—	(284)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	(47)	—	(47)
Proceeds from the sale of assets or affiliates	—	82	—	—	82

Net cash flow from investing	—	(136)	(113)	—	(249)

NET CASH FLOW FROM FINANCING
Payment of equity commitment fees	(115)	—	—	—	(115)
Proceeds from long-term debt	—	—	21	—	21
Payments on long-term debt	—	—	(13)	—	(13)
Net increase (decrease) in short-term debt	—	—	3	—	3
Payments to pre-petition lenders	—	(1,461)	—	—	(1,461)
Proceeds from issuance of bonds	1,178	—	—	—	1,178
Proceeds from issuance of new stock	2,187	—	—	—	2,187
Debt issuance costs	(10)	—	—	—	(10)
Parent loans and advances	(3,240)	3,240	—	—	—
Other		2	—	—	2

Net cash flow from financing	—	1,781	11	—	1,792

Effect of exchange rate changes on cash	—	—	6	—	6

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	(399)	45	—	(354)
Cash and cash equivalents at beginning of year	—	1,377	182	—	1,559

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$978	$227	$—	$1,205

Owens Corning and Subsidiaries

Consolidating Cash Flows

(in millions)

Twelve Months Ended December 31, 2005

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW FROM OPERATIONS	$—	$819	$(73)	$—	$746

NET CASH FLOW FROM INVESTING
Additions to plant and equipment	—	(202)	(86)	—	(288)
Investment in subsidiaries and affiliates, net of cash acquired	—	(11)	(3)	—	(14)
Proceeds from the sale of assets or affiliates	—	18	1	—	19

Net cash flow from investing	—	(195)	(88)	—	(283)

NET CASH FLOW FROM FINANCING
Proceeds from long-term debt	—	—	9	—	9
Payments on long-term debt	—	—	(31)	—	(31)
Net increase (decrease) in short-term debt	—	—	(6)	—	(6)
Net decrease in liabilities subject to compromise	—	(3)	—	—	(3)
Other	—	1	—	—	1

Net cash flow from financing	—	(2)	(28)	—	(30)

Effect of exchange rate changes on cash	—	—	1	—	1

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	622	(188)	—	434
Cash and cash equivalents at beginning of year	—	755	370	—	1,125

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$1,377	$182	$—	$1,559

Owens Corning and Subsidiaries

Consolidating Cash Flows

(in millions)

Twelve Months Ended December 31, 2004

	Issuer Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Consolidated
NET CASH FLOW FROM OPERATIONS	$—	$243	$206	$—	$449

NET CASH FLOW FROM INVESTING
Additions to plant and equipment	—	(160)	(72)	—	(232)
Investment in subsidiaries and affiliates, net of cash acquired	—	—	(96)	—	(96)
Proceeds from the sale of assets or affiliates	—	2	6	—	8

Net cash flow from investing	—	(158)	(162)	—	(320)

NET CASH FLOW FROM FINANCING
Proceeds from long-term debt	—	—	—	—	—
Payments on long-term debt	—	—	(21)	—	(21)
Net increase (decrease) in short-term debt	—	—	—	—	—
Net decrease in liabilities subject to compromise		(5)	—	—	(5)
Other		2	—	—	2

Net cash flow from financing	—	(3)	(21)	—	(24)

Effect of exchange rate changes on cash	—	—	15	—	15

NET INCREASE IN CASH AND CASH EQUIVALENTS	—	82	38	—	120
Cash and cash equivalents at beginning of year	—	673	332	—	1,005

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$—	$755	$370	$—	$1,125

INDEX TO FINANCIAL STATEMENT SCHEDULE

Number	Description	Page
II	Valuation and Qualifying Accounts and Reserves – for the years ended December 31, 2006, 2005, and 2004	75

OWENS CORNING AND SUBSIDIARIES

SCHEDULE II – VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

FOR THE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

	Balance at Beginning of Period	Additions			Deductions		Balance at End of Period
Classification		Charged to Costs and Expenses		Charged to Other Accounts
	(Dollars in millions)
Successor:
FOR TWO MONTHS ENDED DECEMBER 31, 2006:
Allowance deducted from asset to which it applies –
Doubtful accounts	$19	$2		$8	$3	(a)	$26
Tax valuation allowance	146	—		—	—		146

Predecessor:
FOR TEN MONTHS ENDED OCTOBER 31, 2006:
Allowance deducted from asset to which it applies –
Doubtful accounts	$18	$4		$1	$(4	) (a)	$19
Tax valuation allowance	2,388	(2,242	) (b)	—	—		146

FOR THE YEAR ENDED DECEMBER 31, 2005:
Allowance deducted from asset to which it applies –
Doubtful accounts	$18	$3		$—	$3	(a)	$18
Tax valuation allowance	995	1,393	(c)	—	—		2,388

FOR THE YEAR ENDED DECEMBER 31, 2004:
Allowance deducted from asset to which it applies –
Doubtful accounts	$19	$5		$—	$6	(a)	$18
Tax valuation allowance	1,000	(5)		—	—		995

Notes:

(a)	Uncollectible accounts written off, net of recoveries.
(b)	This decrease relates primarily to the $2.299 billion elimination of the asbestos valuation allowance.
(c)	This increase relates primarily to the establishment of an additional valuation allowance on $4.267 billion of deferred taxes related to additional asbestos provisions net of asbestos-related insurance recoveries recorded during 2005.